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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Oxford Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 20, 2018

        Notice is hereby given that the 2018 Annual Meeting of Shareholders of Oxford Industries, Inc. will be held on Wednesday, June 20, 2018 at 2:00 p.m., local time, at The Peachtree Club, located at 999 Peachtree Street, N.E., 28th Floor, Atlanta, Georgia 30309. The purposes of the meeting are to:

  (1)
  elect four directors nominated by our Board and named in the accompanying proxy statement to serve for a term of three years and until their respective successors are elected and qualified;

  (2)
  approve the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2018;

  (3)
  hold an advisory, non-binding vote to approve executive compensation; and

  (4)
  transact any other business that properly comes before the annual meeting or any adjournment or postponement of the annual meeting.

        Shareholders of record as of the close of business on April 20, 2018 will be entitled to notice of and to vote at the annual meeting or at any adjournment or postponement of the annual meeting.

        We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. By providing our proxy materials over the Internet, we believe that we are increasing our shareholders' ability to access the information they need while at the same time reducing the environmental impact of our annual meeting. A Notice of Internet Availability of Proxy Materials is being mailed to shareholders beginning on or about May 9, 2018. This 2018 proxy statement and our 2017 Annual Report on Form 10-K may be accessed by all shareholders at http://www.edocumentview.com/oxford. Any shareholder may request a printed copy of the proxy materials by following the instructions set forth in the Notice of Internet Availability.

        A list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, or his or her agent or attorney, at the annual meeting. Proxies for the annual meeting are being solicited on behalf of our Board. Reference is made to the accompanying proxy statement for further information with respect to the items of business to be transacted at the annual meeting.

        Your vote is important. Regardless of whether you plan to attend the annual meeting, you are encouraged to vote as soon as possible. You may vote over the Internet; if you request a paper copy of the proxy materials, via a toll-free telephone number or by signing, dating and mailing a completed proxy card; or in person at the annual meeting. Please review the instructions on each of your voting options described in the Notice of Internet Availability. If your shares are held in an account at a bank or broker, your bank or broker will vote your shares for you if you provide voting instructions. In the absence of instructions, your broker can only vote your shares on limited matters.

        Attendance at the annual meeting is limited to shareholders, those holding proxies from shareholders, and invited guests such as members of the media. If your shares are held in an account at a bank or broker, you should bring the notice or voting instruction form you received from your bank or broker, or obtain a valid proxy card from your bank or broker, in order to gain admission to the meeting.

May 7, 2018	By Order of the Board of Directors,

Thomas E. Campbell Executive Vice President-Law and Administration, General Counsel and Secretary

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 20, 2018: This proxy statement and our fiscal 2017 annual report on Form 10-K are available on the Internet at http://www.edocumentview.com/oxford.

999 Peachtree Street, N.E., Suite 688
Atlanta, Georgia 30309

PROXY STATEMENT

For 2018 Annual Meeting of Shareholders
To Be Held on June 20, 2018

INTRODUCTION

        This proxy statement contains information relating to the 2018 Annual Meeting of Shareholders of Oxford Industries, Inc. to be held on Wednesday, June 20, 2018, beginning at 2:00 p.m., local time. The annual meeting will be held at The Peachtree Club, located at 999 Peachtree Street, N.E., 28th Floor, Atlanta, Georgia 30309. You may contact our Investor Relations Department at (404) 659-2424 to obtain directions to the site of the annual meeting.

        We have elected to provide access to our proxy materials over the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials to our shareholders instead of a paper copy of our proxy materials. By providing our proxy materials over the Internet, we believe that we are increasing our shareholders' ability to access the information they need while at the same time reducing the environmental impact of our annual meeting. The Notice of Internet Availability contains instructions for accessing our proxy materials and submitting a proxy over the Internet. The Notice of Internet Availability also contains instructions for requesting a paper copy of our proxy materials. We will begin mailing the Notice of Internet Availability on or about May 9, 2018 to all holders of our common stock, par value $1.00 per share, entitled to vote at the annual meeting. A similar notice will be sent by brokers, banks and other nominees to beneficial owners of shares of which they are the shareholder of record.

        This 2018 proxy statement and our 2017 Annual Report on Form 10-K are available at http://www.edocumentview.com/oxford. We will mail any shareholder a copy of the proxy materials free of charge upon request, but you will not receive a printed copy of the proxy materials unless you request one. You may request to receive a copy of proxy materials by following the instructions set forth in the Notice of Internet Availability.

INFORMATION ABOUT THE MEETING AND VOTING

Shares Outstanding

        You may vote at our 2018 annual meeting if you owned shares of our common stock as of the close of business on April 20, 2018, the record date for the annual meeting. As of April 20, 2018, there were 16,937,267 shares of our common stock issued and outstanding. You are entitled to one vote for each share of our common stock that you owned on the record date.

Matters to be Considered at the Annual Meeting

        At our 2018 annual meeting, shareholders will consider the following:

  •
  Proposal No. 1 (Election of Directors):  As further described under the discussion of Proposal No. 1 beginning on page 37, shareholders will vote on the election of the following four individuals unanimously nominated by our Board to serve as Class II directors for a three year term expiring at our 2021 annual meeting of shareholders: Mr. Thomas C. Chubb III; Mr. John R. Holder; Mr. Stephen S. Lanier; and Mr. Clarence H. Smith. Messrs. Chubb, Holder and Smith currently serve on our Board and their current term expires at this year's annual meeting. Mr. Lanier does not currently serve on our Board. After careful consideration of his experience and qualifications, and taking into consideration the recommendation of our Nominating, Compensation & Governance Committee, or NC&G Committee, our Board amended our bylaws in March 2018 to increase the number of individuals serving on our Board from nine to 10 and nominated Mr. Lanier for election at this year's annual meeting to fill the vacancy created by the amendment to our bylaws.

  •
  Proposal No. 2 (Approval of Selection of Independent Registered Public Accounting Firm):  As further described under the discussion of Proposal No. 2 on page 39, shareholders will vote on whether to approve our Board's selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2018.

  •
  Proposal No. 3 (Advisory Vote to Approve Executive Compensation):  As further described under the discussion of Proposal No. 3 beginning on page 39, shareholders will vote on an advisory, non-binding "say-on-pay" proposal to indicate their support for our executive compensation practices, as described in this proxy statement.

  •
  Other Matters:  Shareholders would have the opportunity to vote on any other business that properly comes before the annual meeting. Our Board is not aware of any other matter that may be considered at the meeting.

Voting

        If your shares of Oxford common stock are registered directly in your name with Computershare, our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote using one of the following methods:

  •
  by voting over the Internet in accordance with the instructions set forth in the Notice of Internet Availability;

  •
  after requesting a printed copy of the proxy materials, by signing and returning a proxy card or voting by telephone; or

  •
  by attending the annual meeting and voting in person.

        If you are a shareholder of record and you sign and return your proxy card but do not include voting instructions, your proxy will be voted as recommended by our Board or, if no recommendation is given, in the discretion of the proxies designated on the proxy card, to the extent permitted under applicable law.

        If you are a shareholder of record, your shares will not be voted unless you submit a proxy (which can be accomplished by voting over the Internet, by telephone or by signing and returning a proxy card, as noted above) or attend the annual meeting and vote in person. If you vote over the Internet, please have your Notice of Internet Availability available at the time you submit your voting instructions.

        If, like most of our shareholders, your shares of Oxford common stock are held in an account at a bank or broker, you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The bank or broker holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you may direct your bank or broker on how to vote the shares in your account. Telephone and/or Internet voting may be available to direct your bank or broker on how to vote the shares in your account, but the availability of telephone and/or Internet voting will depend on the voting processes of that firm. Please follow the directions on your proxy card or voting instruction form carefully. Even if your shares are held in an account at a bank or broker, you are invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a valid proxy card from your bank or broker and, in order to gain admission to the meeting, you should bring the notice or voting instruction form you received or obtain a valid proxy card from your bank or broker.

Broker Discretionary Voting; Broker Non-Votes

        If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker even if you do not provide voting instructions. Banks and brokerage firms have the authority, under the rules of the New York Stock Exchange (which we refer to as the "NYSE"), to vote shares in their discretion on certain "routine" matters when their customers do not provide voting instructions. Under the NYSE's rules, only Proposal No. 2 (approval of the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2018) is considered a routine matter.

        The other proposals to be addressed at the annual meeting are considered "non-routine" matters under the NYSE's rules. When a bank or brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to a non-routine matter, the bank or brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." Broker non-votes will be counted as present at the annual meeting for quorum purposes but will not be counted as entitled to vote on the non-routine matter. Therefore, if your shares are held in an account at a bank or broker, it is important that you provide voting instructions to your bank or broker so that your vote on these proposals is counted.

Changing Your Vote

        If you are a shareholder of record, you may revoke or change your vote with respect to the shares of our common stock that are registered directly in your name by doing any of the following:

  •
  delivering a written notice of revocation to our Secretary before the vote is taken at the annual meeting, such notice of revocation dated later than the proxy you want to revoke;

  •
  prior to the applicable cutoff time, changing your vote using the Internet methods for voting described in the Notice of Internet Availability;

  •
  properly executing and delivering a later-dated proxy before the vote is taken at the annual meeting;

  •
  if you have requested a printed copy of the proxy materials, voting by telephone; or

  •
  voting in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

        If your shares are held in an account at a bank or broker, then you must follow the instructions provided by that firm in order to revoke or change your vote with respect to shares held in street name.

Quorum

        In order for us to conduct the annual meeting, the holders of a majority of the shares of our common stock issued and outstanding as of the record date must be present, in person or by proxy, at the annual meeting. This is referred to as a quorum. Abstentions and broker non-votes, if any, will be counted as shares present at the meeting for purposes of determining the presence of a quorum.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Directors

        Under our articles of incorporation, or charter, our Board shall consist of at least nine members, with the specific number fixed by our bylaws, as amended from time to time. In March 2018, our Board amended our bylaws to increase the number of our directors from nine to 10 members. We currently have nine members serving on our Board; therefore, there is a vacancy on our Board.

        Our charter provides that the members of our Board are to be divided into three classes. Our Board currently consists of three Class I directors (Messrs. Dennis M. Love, Clyde C. Tuggle and E. Jenner Wood III), three Class II directors (Messrs. Thomas C. Chubb III, John R. Holder and Clarence H. Smith) and three Class III directors (Ms. Helen Ballard, Mr. Thomas C. Gallagher and Ms. Virginia A. Hepner). The terms of our Class II directors expire at the 2018 annual meeting, while the terms of our Class III directors and Class I directors expire in 2019 and 2020, respectively.

        Our Board has unanimously nominated each of Mr. Thomas C. Chubb III, Mr. John R. Holder, and Mr. Clarence H. Smith, who are currently Class II directors, for re-election at the annual meeting, each to serve for a three year term expiring in 2021 and until his respective successor is elected and qualified. In addition, our Board has unanimously nominated Mr. Stephen S. Lanier for election at the annual meeting to serve as a Class II director and fill the vacancy on our Board. Mr. Lanier is the son of our former Chairman, Chief Executive Officer and President Mr. J. Hicks Lanier, and most of our directors have known him for several years. Several of our directors, including several of the non-management members of our Board, collectively recommended that our NC&G Committee consider his nomination to serve as a director. After carefully evaluating the experience, qualifications, attributes, skills and independence of Mr. Stephen Lanier, our NC&G Committee unanimously recommended to our Board that he be nominated for election as a director at the annual meeting.

        The following table sets forth, as of May 1, 2018, certain information concerning our nominees for director and our continuing directors, as well as a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of these individuals should serve as a director.

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Helen Ballard	63	1998	Ms. Ballard is the owner of Helen Ballard LLC, a company she formed in 2015 in the business of home furnishing products design. Prior to forming Helen Ballard LLC, Ms. Ballard founded Ballard Designs, Inc. in 1983 and served as its Chief Executive Officer until she retired from that position in 2002. Ballard Designs, Inc. is a multichannel direct-to-consumer home furnishing retail business which is currently part of HSN, Inc. and its parent company Qurate Retail, Inc.

Ms. Ballard has more than 20 years of experience in a chief executive capacity. Ms. Ballard also previously served as a member of the Board of Directors of Cornerstone Brands, Inc., which was organized as a conglomerate of companies selling home and leisure goods and casual apparel through catalogs primarily aimed at affluent, well-educated consumers ages 35 to 60. Ms. Ballard's experience in direct-to-consumer businesses, in particular with business activities aimed at demographics overlapping those of our various operating groups, serves our Board well.

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Thomas C. Chubb III	54	2012
Mr. Chubb is our Chairman, Chief Executive Officer and President. He has served as Chief Executive Officer and President since 2013 and was also elected our Chairman in 2015. Mr. Chubb served as our President starting in 2009, as our Executive Vice President from 2004 until 2009, and as our Vice President, General Counsel and Secretary from 1999 to 2004. Mr. Chubb also serves as a member of the Board of Trustees of The Woodruff Arts Center and is a member of the Board of Directors of the American Apparel and Footwear Association and of the Atlanta Area Council of the Boy Scouts of America.

Mr. Chubb has been employed by our company for approximately 30 years and has been an executive with our company for nearly 20 years. Mr. Chubb provided direct oversight for many of our operating groups for several years before being promoted to Chief Executive Officer and was instrumental in our transformation from our historical domestic private label manufacturing roots to becoming a global company engaged in the design, sourcing, marketing and distribution of lifestyle branded apparel products. Mr. Chubb's previous experience as our General Counsel also gives him key insights into the business, legal and regulatory environment in which we operate. Mr. Chubb's long history with our organization, his leadership skills and his knowledge of our businesses and industry serve our Board well.

Thomas C. Gallagher	70	2013 (previous service 1991 - 2007)
Mr. Gallagher is the Non-Executive Chairman of Genuine Parts Company, a service organization engaged in the distribution of automotive replacement parts, industrial replacement parts, office products and electrical/electronic materials, and has served in that capacity since July 2017. Mr. Gallagher was the Executive Chairman of the Board of Genuine Parts from 2005 until his retirement from that position in 2017 and was the Chief Executive Officer of Genuine Parts from 2004 until his retirement from that position in 2016. Mr. Gallagher served as President of Genuine Parts Company from 1990 to 2012 and Chief Operating Officer of Genuine Parts Company from 1990 until 2004.

Mr. Gallagher has more than 25 years of executive-level responsibilities with a NYSE-listed public company; brings extensive experience serving as a director of other companies, including having served on the Board of Directors of Genuine Parts Company for more than 25 years and having previously served on the boards of STI Classic Funds, STI Classic Variable Trust and National Services Industries, Inc.; and is extremely familiar with our company, having served on our Board for more than 20 years. Mr. Gallagher's business acumen, financial expertise and leadership skills are a valuable asset to our Board and Audit Committee.

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Virginia A. Hepner	60	2016
Ms. Hepner retired from her position as President and Chief Executive Officer of The Woodruff Arts Center, a visual and performing arts center, in June 2017. Ms. Hepner had served in this capacity since 2012. Prior to joining The Woodruff Arts Center, she served as a consultant to DMI Music and Media Solutions from 2011 until 2012. She is currently a principal investor in GHL, LLC, a private real estate investment partnership for commercial assets. Ms. Hepner retired from Wachovia Bank in 2005 as an Executive Vice President. Ms. Hepner serves as a director of State Bank and Trust Company, as well as its holding company State Bank Financial Corporation, and as a director of National Vision Holdings, Inc. Ms. Hepner previously served as a director of Chexar Corporation (now named Ingo Money, Inc.).

Ms. Hepner has more than 25 years of corporate banking and capital markets experience, including having served as a senior officer with financial oversight responsibilities. Her financial expertise and leadership skills, also evidenced by her experience as a director of publicly held companies and overseeing various aspects of The Woodruff Arts Center's operations, serve our Board well.

John R. Holder	63	2009
Mr. Holder is Chairman and Chief Executive Officer of Holder Properties, Inc., a commercial and residential real estate development, leasing and management company, and has held that position since 1989. Mr. Holder has served as Chief Executive Officer of Holder Properties since 1980. He is a member of the Board of Directors and Compensation, Nominating and Governance Committee of Genuine Parts Company and also serves on the Board of Directors of SunTrust Bank's Atlanta Region.

Mr. Holder has demonstrated strategic leadership in growing Holder Properties, which has been involved in developing over 11 million square feet of real estate, and also has extensive involvement in the financial and marketing areas of that business. His service as the Chairman and Chief Executive Officer of Holder Properties, together with various board affiliations including civic organizations and membership on the Audit and Compensation, Nominating and Governance Committees of Genuine Parts Company, has given him leadership experience, business acumen and financial literacy beneficial to our Board and Audit Committee.

Stephen S. Lanier	40	Nominee
Mr. Lanier is a Managing Partner of Fremantle Capital, LLC, a private investment firm that provides growth capital to mature, lower middle market companies primarily in the southeast and Texas. Prior to co-founding Fremantle Capital in 2017, Mr. Lanier spent seven years in leadership positions in operations, compliance, governmental affairs and the office of the general counsel of Southern Company, one of the nation's largest energy companies. Before joining Southern Company, Mr. Lanier served in the Central Intelligence Agency during the George W. Bush and Barack Obama administrations. Mr. Lanier began his career as a securities analyst for Merrill Lynch.

Mr. Lanier has more than 15 years of private and public sector experience in multiple industries. He has worked internationally in various regions and brings a strong financial background as well as insight into the global markets and regulatory environments in which we operate. Mr. Lanier also has extensive middle market M&A experience, which would provide valuable insights to our Board and management. As the grandson of one of our founders, Mr. Lanier has an intimate understanding of our business and would represent the third generation in his family to serve on our Board.

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Dennis M. Love	62	2008	Mr. Love retired as Chairman of Printpack Inc., a manufacturer of flexible and specialty rigid packaging, in January 2017, a position he held since 2005. Mr. Love also served as Chief Executive Officer of Printpack Inc. from 1987 until his retirement from that position during 2016. Mr. Love served as a director of AGL Resources, Inc. from 1999 until that company's merger with Southern Company in July 2016. Mr. Love is also a director of the Cleveland Group, Inc.

Mr. Love has approximately 30 years of experience as a chief executive and has extensive service as a director of public companies, including having served on the Compensation and Employee Benefits Committee of Caraustar Industries, Inc. and the Nominating, Governance and Corporate Responsibility Committee of AGL Resources, Inc. The insight Mr. Love gained through these board affiliations serves our Board well. In addition, Mr. Love's stewardship of Printpack Inc.'s successful domestic and international acquisitions allows him to offer key insights into our operations and strategic decision making, making him a valuable asset to our Board and Audit Committee.

Clarence H. Smith	67	2003
Mr. Smith is Chairman of the Board, President and Chief Executive Officer of Haverty Furniture Companies, Inc., a full-service home furnishings retailer. Mr. Smith was elected Chairman of Havertys in 2012 and has served as its President and Chief Executive Officer since 2003. He served as President and Chief Operating Officer of Havertys from 2002 to 2003, Chief Operating Officer of Havertys from 2000 to 2002 and Senior Vice President, General Manager-Stores of Havertys from 1996 to 2000. Mr. Smith serves on the Executive Committee of Havertys.

Mr. Smith has over 20 years of senior management experience at Haverty Furniture Companies, Inc., an Atlanta-based, publicly traded company with over 120 stores in 16 states in the Southern and Midwest regions of the United States, which affords our Board and our NC&G Committee valuable insight into compensation, governance and general business practices at a company with a brand management focus and retail and other direct-to-consumer business activities.

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Clyde C. Tuggle	57	2011	Mr. Tuggle is a co-founder of Pine Island Capital Partners, a private investment firm. Mr. Tuggle retired as Senior Vice President, Global Public Affairs and Communications of The Coca-Cola Company in 2017, a position he held since 2009, and subsequently served as Senior Advisor to the Chief Executive Officer of Coca-Cola until April 2018. From 1998 to 2000, Mr. Tuggle worked in Coca-Cola's Central European Division Office in Vienna where he held a variety of positions, including as Director of Operations Development, Deputy to the Division President and Region Manager for Austria. In 2000, Mr. Tuggle was elected Vice President of The Coca-Cola Company. In 2003, he was elected Senior Vice President of The Coca-Cola Company, appointed Director of Worldwide Public Affairs and Communications and named to Coca-Cola's Executive Committee. From 2005 until 2008, Mr. Tuggle served as President of Coca-Cola's Russia, Ukraine & Belarus Business Unit. From 2008 to 2009, Mr. Tuggle served as Coca-Cola's Senior Vice President, Corporate Affairs and Productivity. Mr. Tuggle has served on the Board of Directors of Georgia Power Company since 2012 and also currently serves on the Board of Directors of TRIFORM, LLC.

Mr. Tuggle has more than 10 years of executive management experience at a publicly traded company heavily focused on brand management, which serves our Board well. In addition, Mr. Tuggle's experience at The Coca-Cola Company, which includes oversight of investor relations and public communications issues, provides key insights to our Board and Audit Committee.

E. Jenner Wood III	66	1995
Mr. Wood served as Corporate Executive Vice President of SunTrust Banks, Inc. from 1994 until his retirement in 2016. He also served as Chairman, President and Chief Executive Officer of the Atlanta Division of SunTrust Bank from 2014 to 2015. Mr. Wood served as Chairman, President and Chief Executive Officer of the Atlanta/Georgia Division of SunTrust Bank from 2010 to 2013 and as Chairman, President and Chief Executive Officer of the Georgia/North Florida Division of SunTrust Bank from 2013 to 2014. Prior to that, Mr. Wood had served as President, Chairman and Chief Executive Officer of SunTrust Bank Central Group from 2002 to 2010. Mr. Wood is a director of Southern Company and Genuine Parts Company. Mr. Wood serves on the Audit Committee of Southern Company and on the Audit and Compensation, Nominating and Governance Committees of Genuine Parts Company. Mr. Wood previously served as a director of Crawford & Company until his retirement from that position in 2013. Mr. Wood is active in numerous civic and community organizations, having previously served as the Chairman of the Metro Atlanta Chamber of Commerce and currently serving as the Chairman of the Robert W. Woodruff Foundation, the Joseph B. Whitehead Foundation, the Lettie Pate Evans Foundation and the Jesse Parker Williams Foundation. Mr. Wood also serves as a trustee of the Sartain Lanier Family Foundation.

Mr. Wood's professional career includes more than 20 years in executive management positions with SunTrust Banks, Inc. and its various affiliates. Mr. Wood's insights with respect to financial issues and the financial services industry generally, including as it relates to the retail and business aspects of SunTrust Banks' operations, together with his extensive experience on the boards of directors and committees of various public and private companies, make him a valuable asset to our Board.

Director Independence

        Our Corporate Governance Guidelines provide that we will have a majority of "independent" directors under the NYSE's listing standards, as determined by the Board, and that, at least annually, our NC&G Committee will review each relationship that exists with a director and his or her related interests for the purpose of determining whether the director is independent. Based in part on our NC&G Committee's review, our Board annually considers the independence of each of our directors, as well as upon learning about intervening events that may impact director independence.

        In March 2018, our NC&G Committee and full Board considered director independence. As part of this consideration, our NC&G Committee and Board broadly considered all relevant facts and circumstances, including the NYSE's corporate governance listing standards and all relevant transactions and relationships between each director (including each director's immediate family members and other affiliates) and our company and our management to determine whether any relationship might impair the director's ability to make independent judgments.

        Based on this review and consistent with the recommendation of our NC&G Committee, our Board affirmatively determined that the following eight directors are independent: Helen Ballard; Thomas C. Gallagher; Virginia A. Hepner; John R. Holder; Dennis M. Love; Clarence H. Smith; Clyde C. Tuggle; and E. Jenner Wood III. Additionally, our Board of Directors has determined that if he is elected at the annual meeting, Mr. Stephen S. Lanier would be independent.

        Mr. Chubb is currently our Chairman, Chief Executive Officer and President, and therefore not considered an independent director.

        In evaluating the independence of our directors and the new director nominee, our NC&G Committee and Board gave particular consideration to the following relationships:

  •
  Mr. Thomas C. Gallagher is the non-executive Chairman of Genuine Parts Company, where two of our other directors, Mr. John R. Holder and Mr. E. Jenner Wood III, currently serve as directors; and Mr. Gallagher served on our Board from 1991 until 2007, when he resigned in order to eliminate a director interlock relationship that previously existed; and

  •
  Mr. Stephen S. Lanier is the grandson of one of our founders; he is also the son of Mr. J. Hicks Lanier, our former Chairman, Chief Executive Officer and President, who has not been an employee of our company since the end of 2012 and retired from his position as our non-executive Chairman in 2015, more than three years prior to the upcoming 2018 annual meeting. Mr. Stephen Lanier's father continues to receive nominal non-cash benefits from our company in the form of office space, shared secretarial services and parking at our headquarters, as well as discounts on merchandise purchased directly from our company consistent with the discounts provided to other recent retirees from our Board.

        Our Board determined that these relationships were not material to a determination that the applicable individuals are independent, particularly taking into consideration, among other things, the objectivity of Mr. Gallagher at previous meetings of our Board and the gap in time since Mr. J. Hicks Lanier's retirement.

Corporate Governance Guidelines; Conduct Policies

        Our Board has adopted Corporate Governance Guidelines that set forth certain guidelines for the operation of the Board and its committees. In accordance with its charter, our NC&G Committee periodically reviews and assesses the adequacy of our Corporate Governance Guidelines. As provided under our Corporate Governance Guidelines, our Board annually conducts a self-evaluation, which our NC&G Committee oversees. Our Board has the authority to engage its own advisors and consultants.

        Our Board has also adopted a Code of Conduct for all of our directors, officers and employees, as well as an ethical conduct policy that applies to our senior financial officers, including, among others, our chief executive officer and our chief financial officer and controller. We intend, if applicable, to disclose amendments to our Code of Conduct and our ethical conduct policy for our senior financial officers (other than technical, administrative or other non-substantive amendments) and material waivers of (or failure to enforce) any provisions of these conduct policies (if applicable to any of our directors or executive officers) on our Internet website at www.oxfordinc.com.

Board Meetings and Committees of our Board of Directors

        During fiscal 2017, our Board held four meetings and committees of our Board held a total of six meetings. During fiscal 2017, each of our directors attended 100% of the aggregate number of meetings of our Board and of all committees of which the director was a member during the period he or she was a director or committee member. Although we do not have a formal policy requiring attendance by directors at our annual meetings of shareholders, as stated in our Corporate Governance Guidelines, we encourage directors to attend our annual meetings of shareholders in person. In order to help facilitate attendance by our directors, we generally schedule our annual meetings of shareholders to coincide with the date of a quarterly meeting of our Board. All of our directors attended our 2017 annual meeting.

        Our Board has a standing Executive Committee, Audit Committee and NC&G Committee. The following table identifies the members of each of these committees as of May 1, 2018 and the number of meetings (and actions taken by written consent in lieu of meetings) held by each of these committees during fiscal 2017.

Name	Executive Committee	Audit Committee	NC&G Committee
Helen Ballard*			X
Thomas C. Chubb III	chair
Thomas C. Gallagher*		X
Virginia A. Hepner*			X
John R. Holder*		X
Dennis M. Love*	X	chair
Clarence H. Smith*	X		chair
Clyde C. Tuggle*		X
E. Jenner Wood III*	X		X

Total Number of Meetings	0	4	2
Actions by Written Consent	0	1	5

*
Independent Director

  Executive Committee

        Our Executive Committee has the power to exercise the authority of the full Board in managing the business and affairs of our company, except that our Executive Committee does not have certain powers that are reserved to our full Board under Georgia law. In practice, our Executive Committee serves as a means for taking action requiring our Board's approval between its regularly scheduled meetings.

  Audit Committee

        Our Audit Committee was established in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (which we refer to as the "SEC") to assist our Board in fulfilling its responsibilities with respect to oversight of the following: (1) the integrity of our financial statements, reporting processes and systems of internal controls; (2) our compliance with applicable laws and regulations; (3) the qualifications and independence of our independent registered public accounting firm; and (4) the performance of our internal audit department and our independent registered public accounting firm.

        The principal duties and responsibilities of our Audit Committee are set forth in its charter. Pursuant to its charter, our Audit Committee has full access to our books, records, facilities and personnel, as well as the express authority to retain, at our company's expense, any outside legal, accounting or other advisors that it deems necessary or helpful to the performance of its responsibilities. Pursuant to its charter, our Audit Committee is also charged with reviewing our guidelines and policies with respect to risk assessment and risk management, including our company's major financial risk exposures and the steps taken by our management to monitor and control those risks, and may exercise additional authority prescribed from time to time by our Board.

        Our Board annually evaluates the financial expertise and independence of the members of our Audit Committee. Following its review in March 2018, our Board determined that Mr. Holder and Mr. Love are "audit committee financial experts," as that term is defined by SEC rules and regulations, and that all of the members of our Audit Committee are financially literate in accordance with the NYSE's governance listing standards and SEC rules and regulations.

  Nominating, Compensation & Governance Committee (or NC&G Committee)

        The purpose of our NC&G Committee is to: (1) assist our Board in fulfilling its responsibilities with respect to the compensation of our executive officers; (2) recommend candidates for all directorships to be filled; (3) identify individuals qualified to serve as members of our Board; (4) review and recommend committee appointments; (5) take a leadership role in shaping our corporate governance; (6) develop and recommend our Corporate Governance Guidelines to our Board for adoption; (7) lead our Board in an annual review of its own performance; and (8) perform other functions that it deems necessary or appropriate. Pursuant to its charter, our NC&G Committee has the express authority to retain or obtain the advice of a compensation consultant, independent legal counsel or other advisor, at our company's expense.

        Our NC&G Committee also has the following responsibilities, among others, related to compensation matters: (1) administering our stock option and restricted stock plans; (2) administering our Executive Performance Incentive Plan, or "EPIP"; (3) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer's performance in light of those goals and objectives and determining the compensation of our Chief Executive Officer based upon this evaluation; (4) reviewing and approving the compensation of our non-CEO executive officers; and (5) making recommendations to our Board regarding certain incentive compensation plans and equity-based plans. In addition, as part of its oversight of our overall compensation program, our NC&G Committee considers our compensation policies and procedures, including the incentives that they create and factors that may influence excessive risk taking.

        Following its review in March 2018, our Board determined that all of the members of our NC&G Committee are independent and meet the enhanced independence standards applicable to compensation committee members under the NYSE's corporate governance listing standards and SEC rules and regulations. For information about the role of executive officers and compensation consultants in determining compensation, see "Executive Compensation—Compensation Discussion and Analysis" below.

Meetings of Non-Employee Directors

        Pursuant to our Corporate Governance Guidelines, our non-employee directors periodically meet separately in executive sessions. Mr. Wood, as our lead director, chaired the meetings of our non-employee directors during fiscal 2017.

Board Leadership

        Our Board is responsible for governing the affairs of our company effectively for the benefit of our shareholders. In discharging this responsibility, our Board relies on the judgment, business acumen and experience of our qualified management team. Our directors believe that the appropriate leadership structure for our Board may change from time to time. As stated in our Corporate Governance Guidelines, our Board does not have a policy as to whether our Chief Executive Officer should also serve as chair of our Board. The Board makes this decision as it deems appropriate from time to time based upon the relevant factors applicable to each case. At least annually, the Board deliberates on and discusses the appropriate leadership structure for our Board based on the needs of our company.

        Our Board is currently comprised of eight independent directors and one management director (our current Chairman, Chief Executive Officer and President, Mr. Chubb). In electing Mr. Chubb as our Chairman, our Board considered Mr. Chubb's leadership qualities; management capability; knowledge of our business and industry; long-term, strategic perspective demonstrated over the course of many years; and performance as our Chief Executive Officer and President.

        In Mr. E. Jenner Wood III, we also have an active, engaged lead (independent) director. In his capacity as the lead director, Mr. Wood sets the agenda for, and chairs, executive sessions of our non-employee directors; serves as a liaison between independent directors and Mr. Chubb; and serves as a liaison between our shareholders and our independent directors. As lead director, Mr. Wood is in regular contact with Mr. Chubb about our operating results and activities, risks to our business and business prospects.

        We also have a supermajority of independent directors, regular meetings of our non-employee directors in executive session and an Audit Committee and NC&G Committee (each of which reports to our full Board on a quarterly basis on significant committee activities) comprised solely of independent directors. Our Board believes the current leadership structure comprised of an executive chair and CEO, balanced with a strong lead director tasked with significant specified duties, is in the best interests of our company and shareholders.

Board's Role in Risk Oversight

        Our Board is ultimately charged with overseeing our business, including risks to our business, on behalf of our shareholders. In order to fulfill this responsibility, our Audit Committee, pursuant to its charter, reviews our policies with respect to our company's risk assessment and risk management. With our Audit Committee's oversight, we conduct an enterprise risk management, or "ERM," program on an ongoing basis. At each quarterly meeting of our Audit Committee, a significant portion of time is devoted to a management report to the committee on the status of the ERM program and/or particular risks faced by our company, including risks relating to cybersecurity and data privacy. Our Audit Committee actively engages management on potential strategies for reducing, eliminating or mitigating the risks to our organization. Our Audit Committee regularly reports to our Board on our ERM program, and our management at least annually provides our Board with a full report on our ERM program. In addition to our ERM program, our Board examines specific business risks in its regular reviews of our operating groups and also on a company-wide basis as part of its regular strategic reviews.

        As part of its oversight of our overall compensation program, our NC&G Committee considers our compensation policies and procedures, including the incentives that they create and factors that may influence excessive risk taking. In particular, our compensation program provides for short-term cash incentive payments to individuals throughout our company based on satisfaction of pre-established performance targets. For employees within our various operating groups, these performance targets may be based on performance by the operating group, as a whole, or a specific business unit or business location within that operating group. Each cash incentive award for an individual employee within our organization is subject to a maximum amount payable to the individual. Our senior management and, with respect to our executive officers, our NC&G Committee, approve applicable performance targets taking into consideration our detailed, internal budgets for upcoming fiscal periods. These members of senior management have access to daily retail and ecommerce sales data and receive monthly financial reports, and they review and analyze deviations from the budgeted plans to assess whether, among other things, the deviations were the result of inappropriate risk taking. We have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on our company.

Website Information

        We have posted our Corporate Governance Guidelines, Code of Conduct, ethical conduct policy for senior financial officers and Audit Committee and NC&G Committee charters under the "Corporate Governance" link under the "Investor Relations" tab on our Internet website at www.oxfordinc.com.

Director Nomination Process

        In accordance with our Corporate Governance Guidelines, our NC&G Committee periodically reviews the skills and characteristics required of our directors in the context of the make-up of our Board. This assessment includes issues such as independence, expertise, age, diversity, general business knowledge and experience, financial literacy, availability and commitment and other criteria that our NC&G Committee finds to be relevant. We believe continuity in director service promotes stability and provides our company with the benefit of accumulated familiarity and insight. Accordingly, our NC&G Committee's process for identifying nominees reflects our company's practice of re-nominating incumbent directors whom the committee believes will continue to beneficially contribute to our Board.

        Although our Board does not follow any ratio or formula to determine the appropriate mix of directors, consistent with our Corporate Governance Guidelines, our NC&G Committee recognizes that a diversity of viewpoints and practical experiences can enhance our Board's effectiveness. Accordingly, it is the practice of our NC&G Committee in evaluating the diversity of potential director candidates to give particular consideration to the diverse experiences and perspectives that a prospective candidate may bring to our Board. In order to accomplish its objectives, our NC&G Committee's evaluations of potential candidates generally involve a review of the candidate's background and credentials, interviews of a candidate by members of our Board and discussions among our directors. Based on its evaluation in light of the foregoing factors, our NC&G Committee recommends candidates to our full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be elected by our Board to fill a vacancy.

Director Compensation

  Compensation Program for Fiscal 2017

        For fiscal 2017, our non-employee directors were compensated in accordance with the following program guidelines:

  •
  an annual stock retainer in the form of restricted stock (subject to a vesting period generally coinciding with one year of service on our Board) granted to each non-employee director with a grant date fair value of $65,000 (an increase of $5,000 from the 2016 program);

  •
  an annual cash retainer of $35,000 payable in quarterly installments to each non-employee director (an increase of $5,000 from the 2016 program);

  •
  an additional annual cash retainer of $12,500 payable in quarterly installments to our lead director and the chairs of our Audit Committee and of our NC&G Committee; and

  •
  an annual cash retainer of $5,000 payable in quarterly installments to each member, including the chairs, of our Audit Committee and of our NC&G Committee.

        In addition, prior to June 2017, we paid our non-employee directors a meeting attendance fee of $1,250 for each Board or committee meeting attended.

        To further encourage our directors to enhance their ownership of our stock, our non-employee directors are given the option to elect to receive their annual cash retainers in the form of a one-time restricted stock grant having a grant date fair value equal to the retainer. For fiscal 2017, two of our non-employee directors elected to receive their cash retainers in the form of restricted stock.

        Director compensation is paid for the 12-month period commencing with each annual meeting of shareholders. The number of shares of our restricted stock to be issued in respect of each non-employee director's annual stock retainer (and in respect of the annual cash retainer, if a director elected to receive that portion of his retainer in the form of stock) was based on the closing price of our common stock as reported on the NYSE as of the grant date for the restricted stock.

        Under our Deferred Compensation Plan, our non-employee directors are eligible to defer receipt of up to 100% of their cash retainers. Non-employee directors are permitted to "invest" their deferred fees among a platform of investment options that are available to our eligible employees who participate in the plan. Our Deferred Compensation Plan is an unfunded, non-qualified deferred compensation plan, and participants' account balances are subject to the claims of our company's creditors. In the event that our company becomes insolvent, participants in the plan would be unsecured general creditors with respect to their account balances, which we believe further aligns the interests of our participating directors with the long-term interests of our shareholders. Because our Deferred Compensation Plan does not provide above-market, fixed rates of return, earnings under the plan are not included in the table below under "—Director Compensation for Fiscal 2017." Three of our non-employee directors participated in our Deferred Compensation Plan during fiscal 2017.

        Employee directors do not receive an annual retainer or meeting fees for their service on our Board.

  Director Compensation for Fiscal 2017

        The table below summarizes the compensation for our non-employee directors for fiscal 2017.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Helen Ballard	40,010	64,990	1,128	106,128
Thomas C. Gallagher	41,260	64,990	1,128	107,378
Virginia Hepner	40,010	64,990	1,128	106,128
John R. Holder	3,767	104,983	1,553	110,303
J. Reese Lanier(3)	10,000	—	286	10,286
Dennis M. Love	3,769	117,481	1,689	122,939
Clarence H. Smith	52,510	64,990	1,128	118,628
Clyde C. Tuggle	41,260	64,990	1,128	107,378
E. Jenner Wood III	48,135	64,990	1,128	114,253

(1)
The values for stock awards in this column represent the grant date fair value of restricted stock granted in fiscal 2017, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found under the captions "Equity Compensation" and "Long-Term Stock Incentive Plan" in Notes 1 and 7, respectively, in our Fiscal 2017 Annual Report on Form 10-K. As of February 3, 2018, Mr. Holder held 1,200 restricted shares of our common stock; Mr. Love held 1,250 restricted shares of our common stock; and each of our other current non-employee directors held 1,040 restricted shares of our common stock.

(2)
Represents the dollar value of dividends paid on unvested stock awards which was not factored into the grant date fair value for the stock. In addition, from time to time, our directors receive discounted and complimentary apparel and related merchandise. We do not believe that the aggregate incremental cost to us of these discounts and benefits exceeds $10,000 for any of our directors and, in accordance with SEC rules and regulations, have excluded them from this table.

(3)
Mr. J. Reese Lanier served as a member of our Board from 1974 until his retirement in June 2017 at the conclusion of last year's annual meeting.

  Stock Ownership and Retention Guidelines

        To reinforce the alignment of the interests of our directors with the long-term interests of our shareholders, our Board has established stock ownership guidelines applicable to our non-employee directors. Under these guidelines, each of our non-employee directors is expected to accumulate and hold shares of our common stock having a fair market value equal to 2.0x the director's annual retainer. Our non-employee directors have four years from their appointment to meet their ownership guideline requirement. Each of our non-employee directors has met his/her ownership guideline. In addition, if elected as a director at the annual meeting, our new director nominee, Mr. Stephen S. Lanier, beneficially owns shares of our common stock which would more than meet his ownership guideline.

        Our Corporate Governance Guidelines also provide for a retention guideline, or holding period, of one year for stock acquired upon the exercise of options or lapse of restrictions on restricted stock (net of funds reasonably expected to be necessary to satisfy applicable taxes and/or pay the exercise price of stock options) that applies to our non-employee directors.

EXECUTIVE OFFICERS

        All of our executive officers are elected by and serve at the discretion of our Board. The following table sets forth information about our executive officers as of May 1, 2018:

Name	Age	Title	Biography
Thomas C. Chubb III	54	Chairman, Chief Executive Officer and President	Mr. Chubb is our Chairman, Chief Executive Officer and President. He has served as Chief Executive Officer and President since 2013 and was also elected our Chairman in 2015. Mr. Chubb served as our President starting in 2009, as our Executive Vice President from 2004 until 2009, and as our Vice President, General Counsel and Secretary from 1999 to 2004. Mr. Chubb also serves as a member of the Board of Trustees of The Woodruff Arts Center and is a member of the Board of Directors of the American Apparel and Footwear Association and of the Atlanta Area Council of the Boy Scouts of America.
Thomas E. Campbell	54	Executive Vice President-Law and Administration, General Counsel and Secretary
			Mr. Campbell is Executive Vice President-Law and Administration, General Counsel and Secretary and has held that position since 2014. Prior to his promotion in 2014, Mr. Campbell served as our Senior Vice President-Law and Administration, General Counsel and Secretary from 2011 to 2014; as our Senior Vice President-Law, General Counsel and Secretary from 2008 to 2011; and as our Vice President-Law, General Counsel and Secretary from 2006 to 2008.
K. Scott Grassmyer	57	Executive Vice President-Finance, Chief Financial Officer and Controller
			Mr. Grassmyer is Executive Vice President-Finance, Chief Financial Officer and Controller and has served in this capacity since 2014. Prior to his promotion in 2014, Mr. Grassmyer served as our Senior Vice President-Finance, Chief Financial Officer and Controller from 2011 to 2014; as our Senior Vice President, Chief Financial Officer and Controller from 2008 to 2011; as our Senior Vice President and Controller from 2004 to 2008; and as our Vice President and Controller from 2003 to 2004. Mr. Grassmyer was appointed our Controller in 2002.
J. Wesley Howard, Jr.	58	President, Lanier Apparel
			Mr. Howard is President, Lanier Apparel (one of our operating groups) and has held that position since 2011. Since becoming President of Lanier Slates in 1997, Mr. Howard has served in various capacities for Lanier Apparel, including as President, Special Programs from 2005 to 2010; as President, Brands and Special Programs during a portion of 2010; and as President, Sales and Merchandising during a portion of 2011.
Michelle M. Kelly	39	Chief Executive Officer, Lilly Pulitzer
			Ms. Kelly is Chief Executive Officer, Lilly Pulitzer (one of our operating groups) and has held that position since 2016. She served as President of Lilly Pulitzer from 2015 until her promotion in 2016. She has worked for Lilly Pulitzer for more than 10 years and prior to her promotion in 2015, she served as Executive Vice President, Brand Distribution, Marketing & Merchandising from 2014 to 2015; as Senior Vice President, Brand Distribution, Marketing & Merchandising from 2013 to 2014; as Senior Vice President, Merchandising, Marketing and Retail from 2010 to 2013; and as Vice President, eCommerce, Online Marketing & Stores in 2010.
Douglas B. Wood	53	Chief Executive Officer, Tommy Bahama
			Mr. Wood is Chief Executive Officer, Tommy Bahama (one of our operating groups) and has held that position since 2016. Prior to his promotion in 2016, he served as Tommy Bahama's President and Chief Operating Officer from 2008 to 2016 and as its Chief Operating Officer from 2001 to 2008.

 EXECUTIVE COMPENSATION

Introduction

        In this section of the proxy statement, we provide information about our executive compensation program specifically as it relates to our "named executive officers," or NEOs. This information includes: (1) a Compensation Discussion and Analysis discussing, among other things, how and why our NC&G Committee (which we refer to in this section of the proxy statement as our "compensation committee") made its fiscal 2017 compensation decisions for our NEOs; (2) the compensation tables required by the SEC's rules and regulations; and (3) a summary of certain limited arrangements with our NEOs that provide for payments upon defined change of control events or upon termination of employment.

        Under the SEC's rules, our NEOs for purposes of this proxy statement consist of our principal executive officer, principal financial officer and three other most highly compensated executive officers who were serving at the end of fiscal 2017. For fiscal 2017, our NEOs were as follows:

  •
  Mr. Thomas C. Chubb III, Chairman, Chief Executive Officer and President (our principal executive officer);

  •
  Mr. Thomas E. Campbell, Executive Vice President-Law and Administration, General Counsel and Secretary;

  •
  Mr. K. Scott Grassmyer, Executive Vice President-Finance, Chief Financial Officer and Controller (our principal financial officer);

  •
  Ms. Michelle M. Kelly, Chief Executive Officer, Lilly Pulitzer; and

  •
  Mr. Douglas B. Wood, Chief Executive Officer, Tommy Bahama

        Because Ms. Kelly and Mr. Wood first became NEOs in fiscal 2016, in accordance with SEC rules and regulations, we have not included compensation information for them for fiscal 2015.

Compensation Discussion and Analysis

  Executive Summary

        We are a global apparel company that designs, sources, markets and distributes products bearing the trademarks of our Tommy Bahama®, Lilly Pulitzer® and Southern Tide® lifestyle brands, other owned brands and licensed brands as well as private label apparel products. During fiscal 2017, 92% of our net sales were from products bearing brands that we own and 66% of our net sales were through our direct-to-consumer channels of distribution. In fiscal 2017, 97% of our consolidated net sales were to customers located in the United States, with the sales outside the United States consisting primarily of our Tommy Bahama product sales in Canada and the Asia-Pacific region.

        Our business strategy is to develop and market compelling lifestyle brands and products that evoke a strong emotional response from our target consumers. We consider lifestyle brands to be those brands that have a clearly defined and targeted point of view inspired by an appealing lifestyle or attitude. Furthermore, we believe lifestyle brands that create an emotional connection with consumers, like Tommy Bahama, Lilly Pulitzer and Southern Tide, can command greater loyalty and higher price points at retail and create licensing opportunities, which may drive higher earnings. We believe the attraction of a lifestyle brand depends on creating compelling product, effectively communicating the respective lifestyle brand message and distributing products to consumers where and when they want them.

        Overall, we believe that fiscal 2017 was a successful year in terms of both our financial performance and our achievement of operational objectives. Despite the challenges in the retail landscape and our response to this environment, which included scaling back on our brand exposure to the department store channels of distribution, we were able to deliver a solid return to our shareholders, and we believe that the compensation paid to our NEOs in respect of fiscal 2017 was directly tied to our financial successes. Notably:

  •
  we were able to drive a 6% increase in our consolidated net sales to $1.086 billion for fiscal 2017, with increased sales at each of our operating groups;

  •
  during the year, we continued to focus on enhancing our already strong ecommerce and mobile capabilities, realizing over $200 million in revenue from our enterprise-wide ecommerce business during the year;

  •
  we made tremendous progress on our fiscal 2017 initiatives to improve the profitability of Tommy Bahama during the year, which generated 100+ basis point expansion in both gross margins and operating margins during the year; drove

    5% comparable store sales, which resulted in part from new marketing initiatives; and was able to grow its women's direct-to-consumer business and improve its inventory clearance strategies;

  •
  Lilly Pulitzer continued to be an industry exemplar, with nearly $250 million in net sales and operating margins in the high-teens for fiscal 2017;

  •
  our earnings per share from continuing operations, or EPS, for the year was $3.87 compared to $3.27 in fiscal 2016, which reflected significantly improved operating income at Tommy Bahama, as well as the net positive impact of the December 2017 changes to the U.S. tax laws partially offset by the impact of LIFO accounting; and

  •
  most importantly, based on our $79.20 per share stock price at the end of fiscal 2017, we delivered a 3-year and 5-year cumulative total shareholder return of 49% and 72%, respectively, demonstrating our focus on enhancing and delivering long-term shareholder value.

  Consideration of Last Year's Advisory Say-On-Pay Votes

        At our 2017 annual meeting, we held an advisory vote seeking shareholder approval of a "say-on-pay" proposal approving our NEO compensation program. At the 2017 annual meeting, over 99.5% of the votes cast on our say-on-pay proposal were in support of our NEO compensation program, as described in our 2017 proxy statement. Our compensation committee regularly evaluates market compensation practices, taking into consideration information relating to compensation paid by peers, and implements changes as it deems appropriate. Recognizing the strong shareholder support on last year's say-on-pay proposal, our compensation committee has continued to apply the same principles and general compensation programs.

        In addition, at our 2017 annual meeting, we held an advisory vote seeking shareholder input on the frequency with which we hold a vote on a say-on-pay proposal to consider our NEO compensation program. Consistent with our Board's recommendation, over 80% of our shareholders expressed a preference that we hold a vote on the say-on-pay proposal annually. Accordingly, our Board has decided to hold the advisory say-on-pay vote on executive compensation annually, until circumstances dictate otherwise.

  Compensation Philosophy and Objectives

        Our executive compensation programs are designed to:

  •
  maintain a strong link between pay and performance;

  •
  align our executive officers' interests with those of our shareholders; and

  •
  ensure that we are able to attract and retain talented individuals.

        Consistent with these objectives, our NEO compensation practices incorporate the following in consideration of the long-term best interests of our shareholders:

  •
  we tie a meaningful percentage of each NEO's potential cash and total compensation opportunities to performance of our company and/or our operating groups;

  •
  we do not have employment agreements with our NEOs;

  •
  we do not provide our NEOs with tax gross-ups;

  •
  our equity compensation awards are subject to a "double trigger" acceleration of vesting;

  •
  we maintain a stand-alone recoupment or "clawback" policy with respect to incentive-based cash and equity compensation for our NEOs;

  •
  we do not pay dividends or dividend equivalents on performance-based equity compensation awards during the applicable performance period;

  •
  repricing of stock options is prohibited under our Long-Term Stock Incentive Plan (which we refer to as the "LTIP") absent shareholder approval;

  •
  we maintain stock ownership guidelines for our NEOs;

  •
  we have a retention guideline, or holding period, on exercised stock options and vested restricted stock that applies to our NEOs;

  •
  we have an anti-hedging policy prohibiting our directors and executive officers from hedging the economic risk of ownership of our company's stock;

  •
  we have an anti-pledging policy applicable to our directors and executive officers; and

  •
  we provide only modest perquisites, namely complimentary or discounted availability of our products, that serve the best interests of our business and are common practice in our industry.

  Compensation Decision Process

        Compensation Consultants.    Pursuant to its charter, our compensation committee has the authority, with our company's funding, to retain or obtain the advice of a compensation consultant to assist in the performance of its responsibilities; provided, that, it will retain such an advisor only after taking into consideration relevant factors relating to the advisor's independence from our management.

        Our compensation committee again retained Mercer (US) Inc. as its compensation consultant during fiscal 2017 to assist with various executive compensation matters, including proposals for the total compensation paid to our executive officers, and the individual components of executive officer compensation, and market data, including the peer group, used by management in reviewing executive officer compensation and influencing our Chief Executive Officer's recommendations to the compensation committee on compensation paid to our other NEOs for fiscal 2017.

        In relation to our compensation committee's retention of Mercer, our compensation committee considered various factors relating to the advisor's independence from our management, including those enumerated by the NYSE. As part of its evaluation, our compensation committee considered the following: Mercer's parent company Marsh & McLennan Companies provides insurance brokerage services to our company; the fees paid to Marsh & McLennan (including Mercer) in connection with those brokerage services represented a nominal amount of the revenues generated by that company; Mercer's policies and procedures relating to conflicts of interest; the fact that the Mercer consultants that work with our company do not own any of our common stock; and certain consulting services provided by Mercer to employers of certain of our compensation committee members. Following its review, our compensation committee concluded that Mercer was independent.

        Key Participant Roles.    The following table summarizes the significant roles of the various key participants, including those of certain of our executive officers, in the decision-making process with respect to NEO compensation, in particular for fiscal 2017:

Participant	Roles
Board of Directors

•

Reviews and approves changes in equity and cash incentive plans available to our NEOs (other than those generally available to employees of our company on a non-discriminatory basis), including submission of plans to our shareholders for approval as may be required

•

Appoints the members of our compensation committee

Compensation Committee

•

Establishes and communicates the performance objectives for our Chief Executive Officer

•

Evaluates the performance of our Chief Executive Officer

•

Determines and approves the base salary and cash incentive award opportunities for our Chief Executive Officer

•

Reviews our Chief Executive Officer's compensation recommendations for, and performance evaluation of, each of our other NEOs

•

Approves the base salary and cash incentive award opportunities for each of our other NEOs

•

Reviews and approves all equity compensation awards, including those to our NEOs

•

Oversees our company's risk profile that results from our compensation programs

Participant	Roles
Committee's Compensation Consultant

•

Reviewed compensation programs and recommendations for fiscal 2017 total and component compensation for our NEOs relative to market comparables

•

Reviewed and provided recommendations for peer group composition for fiscal 2017

•

Reviewed and provided recommendations for program design for equity compensation programs and cash incentive plans for our NEOs

Executive Officers
Chairman, Chief Executive Officer and President

•

Regularly attends portions of our compensation committee meetings, at the invitation of the committee

•

Reviews performance of our other executive officers

•

Provides our compensation committee with base salary and target cash and equity incentive compensation recommendations for our other executive officers

•

Together with our Chief Financial Officer and other executive officers, recommends performance goals applicable to performance-based compensation

Executive Vice President—Law and Administration, Secretary and General Counsel

•

Regularly attends portions of our compensation committee meetings, at the invitation of the committee

•

Prepares and provides agenda materials for our compensation committee meetings

•

Oversees review of market data on executive officer compensation, including applicable ranges of base salary and total cash compensation paid to comparable executives at peer companies

•

Assists with design and implementation of compensation programs, including equity compensation programs

•

Updates and summarizes key legal and corporate governance developments relating to compensation practices

Executive Vice President—Finance, Chief Financial Officer and Controller

•

Regularly attends portions of our compensation committee meetings, at the invitation of the committee

•

Provides budget information and preliminary recommendations to our Chief Executive Officer and, ultimately, to our compensation committee on performance goals applicable to performance-based compensation

•

Provides and certifies financial information used in determining satisfaction of performance targets

•

Assists with design and implementation of compensation programs, including equity compensation programs

        Market Data.    We utilize market surveys to obtain a general understanding of compensation practices and trends, and in evaluating market comparisons of compensation paid to our NEOs when making compensation recommendations and decisions for our NEOs. For fiscal 2017 compensation reviews, we utilized the applicable IPAS Global Consumer Goods Surveys; Mercer's Apparel and Retail Industry and Executive Remuneration Surveys; and Willis Towers Watson's General Industry and Retail/Wholesale Survey Reports on Executive Compensation. We do not have any input into the companies that make up these surveys.

        In addition, our compensation committee reviews compensation data obtained from publicly available sources for peer companies. For fiscal 2017, our compensation committee reviewed relevant compensation data from the following companies*:

bebe stores, inc. Buckle Inc. Carter's, Inc. Chico's FAS Inc. Children's Place, Inc. Columbia Sportswear Company	Deckers Outdoor Corporation Delta Apparel, Inc. G-III Apparel Group, Ltd. Guess?, Inc. Kate Spade & Co. (n/k/a Tapestry, Inc.) lululemon athletica inc.	New York & Company, Inc. Perry Ellis International, Inc. Steven Madden, Ltd. Urban Outfitters, Inc. Vera Bradley, Inc.

*
Pacific Sunwear of California, Inc. was removed from our company's set of peer companies because it is no longer publicly traded.

  Elements of Executive Officer Compensation

        Total compensation for our NEOs in recent years has consisted of the following components:

Compensation Component	Overview	Purpose
Base Salary	Base salary provides a fixed amount of cash compensation to our NEOs.	Base salary provides a competitive level of guaranteed cash compensation that allows us to attract and retain qualified executives and to compensate them for performing basic job responsibilities.
Short-Term/Annual Incentive Compensation	Cash incentive awards, including under the EPIP, provide our NEOs with variable cash compensation opportunities based on company and/or operating group performance.
Cash incentive awards are used, among other things, to attract and retain qualified executives; align the compensation paid to our executive officers with our company's performance; motivate our executive officers to work to achieve and exceed specific company performance goals; and, in prior years, including for fiscal 2017, facilitate the treatment of elements of compensation as performance-based compensation under the Internal Revenue Code.
Long-Term Equity Compensation (both performance-vesting and time-vesting)	Long-term equity compensation awards provide our NEOs with equity compensation opportunities under our LTIP based on company performance and/or the satisfaction of multi-year service requirements.
Equity compensation further aligns the interests of our executives with those of our shareholders by encouraging retention, motivating our executive officers to work to achieve and exceed performance goals and rewarding increases in stock price.
Other Benefit Plan Participation Opportunities	Our NEOs are generally eligible to participate in various health, life insurance, retirement, stock purchase and disability benefit plans we have established for other employees and/or executives.	These benefit plans are designed to attract and retain key employees by providing benefits competitive with those generally available.
Perquisites
	Our NEOs receive discounts on merchandise purchased directly from our company, as well as complimentary meals at our Tommy Bahama restaurants or allowances for apparel merchandise and other minimal perquisites.	These perquisites are designed to attract and retain key employees by providing perquisites that are common practice within our industry.

        Target Compensation Levels.    In recent years, our compensation committee has generally utilized the median of total cash compensation (base salary and cash incentive awards) for similar positions identified using industry and general market data, as well as that of similarly situated executives at the peer company group, as a guideline for evaluating and approving the target total cash compensation for our NEOs generally. In establishing specific base salary amounts and cash incentive award target amounts payable to any individual NEO, our compensation committee takes into consideration a number of factors, such as the specific individual's duration with our company and in a specific role, prior performance and accomplishment of significant business strategies, the size of an operating group or business unit, the oversight and other responsibilities of the individual, the individual's prior employment experience, the individual's compensation history at our company, other factors related to the scope or unique nature of the incumbent's job responsibilities, retention considerations and geographic distinctions. For reference, total target cash compensation approved by our compensation committee for our Chief Executive Officer for fiscal 2017 was approximately 94% of the market median studied by the committee.

        In approving the amount of long-term equity compensation granted to our NEOs, our compensation committee reviews market data to understand trends and general compensation practices (for example, typical vesting periods, types and values of equity grants and/or the mix of cash and equity compensation). In approving our fiscal 2017 equity compensation program, which is described under "—Long-Term Equity Incentive Compensation," our compensation committee also took into consideration market survey data on equity compensation ranges and recommendations made by the compensation consultant engaged by our compensation committee.

        Compensation Mix.    Our compensation committee reviews all components of the compensation payable to our NEOs, including base salaries, cash incentive awards and long-term equity compensation. Our compensation committee generally increases target incentive award levels for an NEO as such officer's responsibilities within our organization increase, thereby more heavily weighting the variable elements of compensation for our most senior executives who are more likely to have a strong and direct impact in achieving strategic and financial goals that are most likely to affect shareholder value. Our compensation committee believes that the best interests of our shareholders are served by tying pay to performance and subjecting a meaningful proportion of our NEOs' total compensation to the achievement of company and/or operating group performance that benefits our company and shareholders. In approving the total target compensation of our NEOs, however, our compensation committee does not expressly allocate a specified percentage of total compensation to base salary, short-term incentive compensation and/or long-term equity compensation.

        We have four different elements of direct compensation for our NEOs, which are described below: base salary; short-term (cash) incentive compensation; performance-based long-term equity awards with additional service requirements; and service-based long-term equity awards. As illustrated below, a significant portion of our NEOs' total target direct compensation for fiscal 2017 was performance based and/or further aligned the interests of our NEOs with those of our shareholders*:

CEO	Other NEOs

*
Numbers may not equal 100% due to rounding. The depiction for "Other NEOs" excludes a special, one-time service-based grant of restricted shares under the LTIP to Ms. Kelly with a four year service period prior to vesting.

  Base Salary

        Our compensation committee utilizes base salaries to provide a fixed amount of compensation to our NEOs for the performance of their duties. Base salaries of our NEOs are reviewed on an annual basis. Our compensation committee determines the salary of our Chief Executive Officer and reviews and approves (with or without modification) our Chief Executive Officer's recommended salaries for our other executive officers.

  Base Salaries for Fiscal 2017

        Chief Executive Officer's Review.    In March 2017, our compensation committee evaluated Mr. Chubb's performance. As part of its review, our compensation committee considered Mr. Chubb's and our company's performance and achievements during fiscal 2016, including in particular:

  •
  the successful transition of executive management at our two largest operating groups, with the promotions of Mr. Douglas B. Wood and Ms. Michelle Kelly to Chief Executive Officer, Tommy Bahama and Chief Executive Officer, Lilly Pulitzer, respectively, early in fiscal 2016;

  •
  the successful addition of another strong lifestyle brand, Southern Tide, to our portfolio during fiscal 2016, as well as the comprehensive integration of Southern Tide's business into our shared services and corporate functions during the year;

  •
  the initiation and early execution of strategic initiatives to improve the operating performance at Tommy Bahama;

  •
  the continued financial excellence at Lilly Pulitzer, which generated 14% year-over-year growth in net sales to $233 million with $52 million of operating income;

  •
  the progress at Lanier Apparel of identifying opportunities to align its operational competencies with sales and marketing opportunities that can drive long-term profitable growth, including its re-positioning and re-launch of our Oxford line of men's sportswear; and

  •
  overall mixed results for the year in light of the challenging retail marketplace, with our EPS for the year falling below our initial goals.

  Base Salaries for our NEOs

        Following a review of relevant market data with respect to each of our NEOs, individual performance and contributions to our company and the financial performance of our company and various business units (including, in particular with respect to Ms. Kelly, her efforts and the significant contributions from Lilly Pulitzer's fiscal 2016 performance), our compensation committee approved the following merit-based increases in base salary (which became effective following the committee's meeting in March 2017):

	Base Salary
			Percentage Change
Name	Fiscal 2017	Fiscal 2016
Thomas C. Chubb III	$855,000	$830,000	3.0%
Thomas E. Campbell	$412,000	$400,000	3.0%
K. Scott Grassmyer	$412,000	$400,000	3.0%
Michelle M. Kelly	$530,000	$500,000	6.0%
Douglas B. Wood	$721,000	$700,000	3.0%

  Short-Term Incentive Compensation

        Our compensation committee has utilized cash incentive awards under the EPIP to provide our NEOs with variable cash compensation opportunities based on company and/or operating group performance.

        For fiscal 2017, our compensation committee approved an annual cash incentive program for our NEOs. The program set target awards and performance goals based exclusively on the performance of our company or applicable operating group during the year. The fiscal 2017 program was generally similar in structure and operation to the program utilized in recent years.

        Consistent with the objective of motivating our NEOs to achieve and exceed performance goals, our compensation committee approved threshold, target and maximum award levels expressed as a percentage of each NEO's base salary for fiscal 2017, as follows:

	Cash Incentive Awards (% of Base Salary)
Name	At Threshold	At Target	At Maximum
Thomas C. Chubb III	25%	100%	175%
Thomas E. Campbell	12.5%	50%	87.5%
K. Scott Grassmyer	12.5%	50%	87.5%
Michelle M. Kelly	15%	60%	105%
Douglas B. Wood	15%	60%	105%

        For cash incentive awards that could become payable to Mr. Chubb, Mr. Campbell and/or Mr. Grassmyer, our compensation committee approved individual performance measures based on profit before taxes, as adjusted for specifically identified non-recurring or unusual items (PBT), of our company and each of our operating groups. The total cash incentive award for each of these individuals was comprised of distinct performance measure components tied to our company as a whole, as well as each of our operating groups individually. PBT is a performance measure which we believe drives shareholder value by focusing management on the profitability of our company and/or operating groups, taking into consideration the cost of the capital being deployed.

        For cash incentive awards that could become payable to Ms. Kelly, the incentive award was based entirely on our Lilly Pulitzer operating group's satisfaction of applicable PBT targets. For cash incentive awards that could become payable to Mr. Wood, the incentive award was based entirely on our Tommy Bahama operating group's satisfaction of applicable PBT targets.

        For each of our NEOs, no cash incentive would be payable under the EPIP unless the applicable threshold performance measure for the applicable operating group and/or our company was satisfied.

        In establishing performance targets for cash incentive award opportunities for each of our NEOs for fiscal 2017, our compensation committee took into consideration our forecasts for the fiscal year and anticipated changes in our business(es) from the prior year.

  •
  For purposes of the cash incentive award for Mr. Chubb, Mr. Campbell and Mr. Grassmyer, the table below sets forth the threshold, target and maximum performance targets established by our compensation committee for each of our operating groups and our company as a whole; the actual performance of each of our operating groups and our company as a whole during fiscal 2017; the applicable weighting allocated to each of our operating groups and our company as a whole; and the weighted contribution to the actual incentive award earned by each of these executive officers.

  •
  For purposes of the cash incentive awards to Ms. Kelly and Mr. Wood, the table below includes the threshold, target and maximum performance targets established by our compensation committee for our Lilly Pulitzer operating group and our Tommy Bahama operating group, respectively, and the actual performance of each of those operating groups during fiscal 2017.

						Weighting for Corporate Composite Bonus	Weighted Contribution to Actual Corporate Composite Bonus Earned*
	Performance Target				Actual Achievement as a Percent of Target
				Actual Performance
Performance Measure(s) ($ in 000s)	Threshold	Target	Maximum
PBT of total company	$51,646	$60,760	$69,874	$61,599	106.9%	50.0%	53.5%
PBT of Tommy Bahama	$22,918	$26,962	$31,006	>Maximum	175%	25.0%	43.8%
PBT of Lilly Pulitzer	$40,083	$47,156	$54,229	$41,461	39.6%	20.0%	7.9%
PBT of Lanier Apparel	$3,077	$4,593	$6,109	$4,368	88.9%	2.5%	2.2%
PBT of Southern Tide	$2,805	$3,506	$4,207	<Threshold	0.0%	2.5%	0.0%

						100.0%	107.3%

*
The sum of the component contributions may not equal the total due to rounding.

        The target PBT for each group and for our total company took into consideration our forecasts for fiscal 2017, while focusing our operating groups on achieving growth within their respective businesses. In particular, the target PBT measure for each of our operating groups and for our total company for fiscal 2017 were set between 3% and 12% higher than the actual PBT performance during fiscal 2016.

        Based on our fiscal 2017 performance, each of our NEOs earned the following cash incentives in respect of fiscal 2017:

Name	Bonus Award at Target ($)	Bonus Award Earned (as % of Target)	Bonus Award Earned ($)
Thomas C. Chubb III	$855,000	107.3%	$917,415
Thomas E. Campbell	$206,000	107.3%	$221,038
K. Scott Grassmyer	$206,000	107.3%	$221,038
Michelle M. Kelly	$318,000	39.6%	$125,928
Douglas B. Wood	$432,600	175%	$757,050

  Long-Term Equity Incentive Compensation

        Our compensation committee utilizes stock-based incentive awards under the LTIP to incent our NEOs to remain with our company and further align the interests of our NEOs with those of our shareholders. In March 2017, our compensation committee approved the equity compensation program for fiscal 2017.

        For fiscal 2017, the program included two equity elements:

  •
  performance-based restricted stock awards under the LTIP that provided participants the opportunity to earn restricted shares contingent upon our achievement of certain earnings per share performance goals for our company during fiscal 2017, with any restricted shares earned by recipients further subject to a two year vesting period, with the shares cliff vesting on April 9, 2020; and

  •
  service-based restricted shares under the LTIP that are subject to a three year vesting period, with the awards cliff vesting on April 9, 2020.

        In addition to the annual LTIP awards, to provide a meaningful retention incentive and further align her interests with those of our shareholders, our compensation committee granted a special, one-time service-based grant of restricted shares to Ms. Kelly, with the award cliff vesting on April 9, 2021.

        Our compensation committee believes that a mix of performance-based and service-based equity awards is in line with market data and furthers the program's incentive and retention objectives. The table below sets forth the awards approved by our compensation committee for each of our NEOs for the fiscal 2017 LTIP program.

	Performance-Based Restricted Shares (# of shares)
				Service-Based Restricted Shares (# of shares)
Name	At Threshold	At Target	At Maximum
Thomas C. Chubb III	2,993	11,970	23,940	5,130
Thomas E. Campbell	875	3,500	7,000	1,500
K. Scott Grassmyer	875	3,500	7,000	1,500
Michelle M. Kelly	1,138	4,550	9,100	8,450	(1)
Douglas B. Wood	1,138	4,550	9,100	1,950

(1)
Service-based restricted share awards to Ms. Kelly consist of a grant of 1,950 restricted shares which are subject to cliff vesting on April 9, 2020 and a grant of 6,500 restricted shares which are subject to cliff vesting on April 9, 2021.

        The 2017 earnings per share performance goals established by the compensation committee for the performance-based restricted stock awards were as follows: threshold—$3.09; target—$3.64; and maximum—$4.19. Our actual fiscal 2017 earnings per share, as defined under the program, was $3.78. The earnings per share for our performance-based restricted stock awards utilizes a performance target definition established by the compensation committee at the beginning of fiscal 2017 and, as a result, differs from the adjusted earnings per share that we report in our earnings releases.

        As a result of our performance, 125.5% of the target performance-based restricted shares for fiscal 2017 were earned. From the actual grant of earned restricted shares in March 2018 through the applicable vesting date, our NEOs receive dividends on these restricted shares and are entitled to voting rights. The fiscal 2017 equity awards would generally be forfeited if the recipient is not continuously employed by us through the applicable vesting date. Accelerated vesting of the award is limited to a "double trigger" scenario (i.e., a change of control of our company and a termination of employment by the individual with good reason or by us or our acquiror without cause). In addition, amounts received or that may be received under the fiscal 2017 equity compensation program in respect of performance-based awards are subject to a clawback provision in the event of certain material restatements of our financial statements.

  Other Benefit Plans and Perquisites

        Retirement Savings Plan.    During fiscal 2017, we provided retirement benefits to our eligible employees, including our NEOs, under the terms of our tax-qualified retirement savings plan (which we also refer to as our "401(k) plan"). Our 401(k) plan is intended to promote retirement savings by providing employees with an opportunity to save in a tax-efficient manner. During calendar year 2017, we made matching contributions to participants who had achieved a minimum of one year of service under the plan of (1) 100% of the first 3% of the participant's compensation that is deferred and (2) 50% of the next 2% of the participant's compensation that was deferred.

        Our company contributions under the 401(k) plan are subject to limitations prescribed by the Internal Revenue Code. Our company contributions to the 401(k) plan vest immediately. Our NEOs are permitted to make contributions to the plan solely from pre-tax compensation and participate in our 401(k) plan on the same terms as other "highly compensated employees" (determined under applicable Internal Revenue Service guidelines) of our company. During fiscal 2017, all of our NEOs participated in our 401(k) plan. Company contributions for each NEO during fiscal 2017 under our 401(k) plan are included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2017."

        Non-Qualified Deferred Compensation Plan.    We offer a Non-Qualified Deferred Compensation Plan, which we refer to as the "Deferred Compensation Plan," to certain highly compensated employees based in the United States, including our NEOs (other than Ms. Kelly, who is an employee of our Lilly Pulitzer operating group, which does not currently participate in our Deferred Compensation Plan). Under the Deferred Compensation Plan, a participant may defer up to 50% of base salary and up to 100% of an annual performance-based cash incentive award. The eligible NEOs participate in the Deferred Compensation Plan on the same terms as our other eligible, participating employees. During fiscal 2017, Messrs. Chubb, Campbell, Grassmyer and Wood participated in the Deferred Compensation Plan.

        All deferral elections are irrevocable except in the case of a hardship. In respect of calendar year 2017, we made a contribution to each participant's account of (1) 4% of the amount that a participant's compensation during the calendar year exceeded the 401(k) compensation limit for the calendar year (which for calendar year 2017 was $270,000), and (2) 4% of any compensation that is excluded from receiving a company match in the 401(k) plan due to participation in the Deferred Compensation Plan, provided in each case that the participant elects under the Deferred Compensation Plan to defer at least 1% of his or her base salary for the year in the Deferred Compensation Plan. Company contributions for each NEO during fiscal 2017 under our Deferred Compensation Plan are included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2017."

        The Deferred Compensation Plan is intended to offer our highly compensated employees, including our eligible NEOs, a tax-efficient method for accumulating retirement savings, as well as to provide an opportunity for our executives to accumulate savings in a tax-efficient manner for significant expenses while continuing in service. The Deferred Compensation Plan constitutes an unfunded, non-qualified deferred compensation plan, and participants' account balances are subject to the claims of our company's creditors. In the event that our company becomes insolvent, participants in the Deferred Compensation Plan would be unsecured general creditors with respect to their account balances, which we believe further aligns the interests of our participating NEOs with the long-term interests of our shareholders.

        Because our Deferred Compensation Plan does not provide above-market, fixed rates of return, earnings under the plan are not included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2017." Earnings and related activity under the Deferred Compensation Plan by our NEOs during fiscal 2017 are described below under "—Compensation Tables—Fiscal 2017 Non-Qualified Deferred Compensation."

        Executive Medical Insurance Plan.    During calendar year 2017, certain of our key employees, including Messrs. Chubb, Campbell and Grassmyer, were eligible to participate in a fully insured executive medical plan that covers medical expenses, including deductibles, as well as dental, vision and similar coverage, not covered under a base medical plan. The plan provides for coverage of up to $100,000 per year with a limit of $10,000 per occurrence. Our executive medical insurance also provides for a $100,000 accidental death and dismemberment benefit that will pay an eligible executive's beneficiary the lump sum amount in the event of death as a result of a covered accident. Our Lilly Pulitzer and Tommy Bahama operating groups do not participate in the executive medical insurance plan; accordingly, Ms. Kelly and Mr. Wood were not eligible to participate in this plan.

        Premiums and administration fees paid by us for each participating NEO during fiscal 2017 under the executive medical insurance plan are included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2017."

        Other Benefits.    In addition to some of the other compensation policies discussed above, our NEOs are generally eligible to participate in and receive the same health, life insurance and disability benefits, and to participate in certain other benefit plans available to our employees generally, subject to distinctions in our plans that are applicable to employees of our subsidiaries.

        Merchandise Discounts.    From time to time, our NEOs receive discounts on merchandise purchased directly from our company, as well as complimentary meals at our Tommy Bahama restaurants. Certain of these discounts and benefits are offered to other designated employees from time to time. We offer these discounts and benefits because they represent common practice in our industry.

  Written Arrangements

        Subject to the effect of local labor laws, all of our employees are terminable at our discretion. We do not currently have a written employment agreement with any of our NEOs.

  Clawback Policy

        We maintain a recoupment or "clawback" policy in order to further align the interests of our executive officers with the interests of our shareholders and strengthen the link between total compensation and our performance. Under this policy, we may seek to recover incentive-based cash and equity compensation from any current or former executive officer who received incentive-based compensation during the three-year period preceding the date on which we announce that we are required to restate any previously issued financial statements due to material noncompliance with any financial reporting requirement under federal securities laws.

        Under the policy, the amount to be recovered will be determined by the compensation committee taking into account such considerations as it deems appropriate, including the overpayment relative to the incentive based-compensation that would have been paid to the employee if the financial statements had been as presented in the restatement. Incentive-based compensation is defined broadly to include bonuses, awards or grants of cash or equity under any of our incentive compensation or bonus plans, including but not limited to the LTIP and the EPIP, in each instance where the bonuses, awards or grants are based in whole or in part on the achievement of financial results. The policy gives the compensation committee discretion to interpret and apply the policy.

  Stock Ownership and Retention Guidelines; Anti-Pledging/Hedging Policy

        Our Board has established stock ownership guidelines for our executive officers, including the NEOs. The ownership guidelines specify a target number of shares of our common stock that our executive officers are expected to accumulate and hold within five years of appointment to the applicable position. Pursuant to these guidelines, each of our executive officers is expected to own or acquire shares of our common stock having a fair market value of a multiple of his or her base salary as follows: Chief Executive Officer—4.0x; President—2.5x; Executive Vice Presidents—2.0x; and All Other Executive Officers—1.5x. Each of our NEOs has satisfied the applicable stock ownership guideline.

        Our Corporate Governance Guidelines also provide for a retention guideline, or holding period, of one year for stock acquired upon the exercise of options or lapse of restrictions on restricted stock (net of funds reasonably expected to be necessary to satisfy applicable taxes and/or pay the exercise price of stock options) that applies to our executive officers, including our NEOs.

        Pursuant to our Corporate Governance Guidelines and our insider trading policy, our directors and executive officers, including our NEOs, are prohibited from hedging the economic risk of ownership of our company's stock, including through the use of puts, calls, equity swaps or other derivative securities or from entering into any pledge arrangements that use our company's stock as collateral for a loan or other purposes.

  Tax Deductibility Considerations

        Section 162(m) of the Internal Revenue Code generally denies a tax deduction to publicly-traded companies for annual compensation exceeding $1 million paid to a company's named executive officers. Prior to the December 2017 enactment of the Tax Cuts and Jobs Act, this limitation did not apply to compensation paid based on achievement of pre-established performance goals if certain requirements were met or to compensation paid to the chief financial officer. Our cash incentive awards under the EPIP for fiscal 2017 and prior years, and the performance-based restricted stock awards granted in fiscal 2017 and prior years, were intended to qualify as performance-based compensation to qualify for a tax deduction. Our compensation committee, however, expressly reserved the discretion to award compensation that is not exempt from the deduction limits of Section 162(m).

        Effective for taxable years beginning after December 31, 2017, the Section 162(m) deduction limit for performance-based compensation and the exclusion of the chief financial officer from the limit's exceptions have been repealed. As a result, compensation paid to our NEOs in fiscal 2018 and in future years in excess of $1 million will not be deductible unless it qualifies for transition relief that applies to certain arrangements in place as of November 2, 2017. Our compensation committee has taken steps that it deemed appropriate to preserve the deductibility of certain awards granted prior to the enactment of the Tax Cuts and Jobs Act.

        Despite our compensation committee's efforts to structure our fiscal 2017 and prior year performance-based awards to be fully tax-deductible, including actions taken by our compensation committee in response to the Tax Cuts and Jobs Act, there can be no assurance that any awards which are realized by our NEOs after November 2, 2017 will be fully deductible because of ambiguities and uncertainties as to the application and interpretation of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit.

        Our compensation committee will continue to retain the discretion to award compensation in excess of the Section 162(m) limits as may be deemed necessary or appropriate to achieve its compensation objectives.

Compensation Tables

  Summary Compensation Table for Fiscal 2017

        The table below shows the compensation for each of our NEOs for the applicable fiscal years:

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Thomas C. Chubb III	2017	851,154	957,600	917,415	112,401	2,838,570
Chairman, Chief Executive	2016	825,385	912,600	361,050	126,698	2,225,733
Officer and President	2015	796,154	605,061	883,200	86,978	2,371,393
Thomas E. Campbell	2017	410,154	280,000	221,038	61,830	973,022
Executive Vice President-Law and	2016	397,692	277,583	87,000	65,180	827,456
Administration, General Counsel and Secretary	2015	381,154	213,379	212,520	54,395	861,448
K. Scott Grassmyer	2017	410,154	280,000	221,038	61,831	973,022
Executive Vice President-Finance,	2016	397,692	277,583	87,000	56,175	818,450
Chief Financial Officer and Controller	2015	381,154	213,379	212,520	44,291	851,344
Michelle M. Kelly	2017	544,615	728,000	125,928	39,530	1,438,074
Chief Executive Officer, Lilly Pulitzer	2016	494,615	321,463	409,800	28,905	1,254,784
Douglas B. Wood	2017	744,688	364,000	757,050	57,368	1,923,107
Chief Executive Officer, Tommy Bahama	2016	700,001	494,325	—	56,891	1,251,218

(1)
The values for stock awards in this column represent the aggregate grant date fair value of service-based and performance-based equity incentive compensation awards approved in fiscal 2017, fiscal 2016 and fiscal 2015, as applicable, computed in accordance with FASB ASC Topic 718. Awards with performance conditions are computed based on the probable outcome of the performance conditions as of the grant date for the award. Information about the assumptions used to value these awards can be found under the captions "Equity Compensation" and "Long-Term Stock Incentive Plan" in Notes 1 and 7, respectively, in our Fiscal 2017 Annual Report on Form 10-K.

  With respect to the value of performance-based restricted share awards included for fiscal 2017, the following sets forth the grant date fair value that was included in the table above (as also set forth below under "—Grants of Plan-Based Awards in Fiscal 2017") and the corresponding grant date fair value of these awards assuming the maximum level of performance conditions was met:

Name	Fair Value included in Summary Compensation Table ($)	Fair Value Assuming Maximum Performance ($)
Thomas C. Chubb III	670,320	1,340,640
Thomas E. Campbell	196,000	392,000
K. Scott Grassmyer	196,000	392,000
Michelle M. Kelly	254,800	509,600
Douglas B. Wood	254,800	509,600
(2)
Amounts reported under "Non-Equity Incentive Plan Compensation" reflect cash incentive awards earned by each of our NEOs in respect of company and/or operating group performance during the applicable fiscal year under our EPIP, as described above under "—Compensation Discussion and Analysis—Short-Term Incentive Compensation."

(3)
Amounts reported under "All Other Compensation" for fiscal 2017 reflect the following amounts:

Name	Company Paid Life Insurance ($)	Executive Health Insurance ($)	Company Contributions to Defined Contribution Plans ($)	Company Contributions to Non-Qualified Deferred Compensation Plan ($)	Dividends on Unvested Stock Awards ($)
Thomas C. Chubb III	365	31,264	10,875	38,886	31,011
Thomas E. Campbell	—	31,264	10,836	9,483	10,247
K. Scott Grassmyer	—	31,264	10,837	9,483	10,247
Michelle M. Kelly	—	—	11,708	—	27,822
Douglas B. Wood	—	—	11,786	18,914	26,669

      In addition, our NEOs, from time to time, receive discounts on merchandise purchased directly from our company and may, from time to time, receive complimentary meals at our Tommy Bahama restaurants or allowances for apparel merchandise. We do not believe that the aggregate incremental cost to us of these discounts and benefits exceeds $10,000 for any of our NEOs and are excluded from this table.

(4)
Totals may not add due to rounding. In addition, compensation for fiscal 2017 may not be directly comparable to compensation paid in respect of fiscal 2016 and fiscal 2015, as amounts paid in respect of "Salary" and "All Other Compensation" represent amounts paid during the 53-week fiscal 2017 period compared to 52-week fiscal 2016 and fiscal 2015 periods. By way of example, the base salary for each of Ms. Kelly and Mr. Wood for fiscal 2017 included 27 bi-weekly pay periods.

  Grants of Plan-Based Awards in Fiscal 2017

        The following table presents information for fiscal 2017 regarding equity awards granted under our LTIP and possible cash awards that could have been earned for fiscal 2017 performance under our EPIP.

								All other stock awards: Number of shares of stock (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock Awards ($)(4)
	Grant Date
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas C. Chubb III		213,750	855,000	1,496,250
	3/16/17				2,993	11,970	23,940		670,320
	3/16/17							5,130	287,280
Thomas E. Campbell		51,500	206,000	360,500
	3/16/17				875	3,500	7,000		196,000
	3/16/17							1,500	84,000
K. Scott Grassmyer		51,500	206,000	360,500
	3/16/17				875	3,500	7,000		196,000
	3/16/17							1,500	84,000
Michelle M. Kelly		79,500	318,000	556,500
	3/16/17				1,138	4,550	9,100		254,800
	3/16/17							8,450	473,200
Douglas B. Wood		108,150	432,600	757,050
	3/16/17				1,138	4,550	9,100		254,800
	3/16/17							1,950	109,200

(1)
Reflects potential cash incentive awards in respect of company and/or operating group performance during fiscal 2017 under the EPIP, which is described above under "—Compensation Discussion and Analysis—Short-Term Incentive Compensation."

(2)
Reflects potential restricted stock awards in respect of our performance during fiscal 2017 under the LTIP, which is described above under "—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation."

(3)
Reflects service-based restricted shares granted under the LTIP. All of the awards to Messrs. Chubb, Campbell, Grassmyer and Wood cliff vest on April 9, 2020. Of the awards to Ms. Kelly, 1,950 of the restricted shares cliff vest on April 9, 2020 (and had a grant date fair value of $109,200) and 6,500 of the restricted shares cliff vest on April 9, 2021 (and had a grant date fair value of $364,000). These stock awards are described above under "—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation."

(4)
The values for stock awards in this column are computed in accordance with FASB ASC Topic 718. For awards with performance conditions, the grant date fair value assumes achievement at target performance.

  Outstanding Equity Awards at Fiscal 2017 Year-End

        The following table provides information with respect to unvested equity awards held by our NEOs as of February 3, 2018. Our NEOs did not hold any unexercised stock options at the end of fiscal 2017.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Thomas C. Chubb III	40,239	3,186,929
Thomas E. Campbell	12,526	992,059
K. Scott Grassmyer	12,526	992,059
Michelle M. Kelly	30,933	2,449,894
Douglas B. Wood	28,378	2,247,538

(1)
The unvested equity awards held by our NEOs at the end of fiscal 2017 consist of various service-based restricted shares; performance-based restricted shares (which are subject to additional service requirements prior to vesting); and special, limited service-based restricted shares granted to Mr. Wood and Ms. Kelly, as follows:

Thomas C. Chubb III

•

10,774 performance-based restricted shares granted in March 2016 in respect of our actual fiscal 2015 performance that vested on April 16, 2018

•

3,600 service-based restricted shares granted in March 2016 that vest on April 15, 2019

•

5,712 performance-based restricted shares granted in March 2017 in respect of actual fiscal 2016 performance that vest on April 15, 2019

•

5,130 service-based restricted shares granted in March 2017 that vest on April 9, 2020

•

15,023 performance-based restricted shares granted following the conclusion of the end of fiscal 2017 in respect of actual fiscal 2017 performance that vest on April 9, 2020

Thomas E. Campbell

•

3,800 performance-based restricted shares granted in March 2016 in respect of our actual fiscal 2015 performance that vested on April 16, 2018

•

1,095 service-based restricted shares granted in March 2016 that vest on April 15, 2019

•

1,738 performance-based restricted shares granted in March 2017 in respect of actual fiscal 2016 performance that vest on April 15, 2019

•

1,500 service-based restricted shares granted in March 2017 that vest on April 9, 2020

•

4,393 performance-based restricted shares granted following the conclusion of the end of fiscal 2017 in respect of actual fiscal 2017 performance that vest on April 9, 2020

K. Scott Grassmyer

•

3,800 performance-based restricted shares granted in March 2016 in respect of our actual fiscal 2015 performance that vested on April 16, 2018

•

1,095 service-based restricted shares granted in March 2016 that vest on April 15, 2019

•

1,738 performance-based restricted shares granted in March 2017 in respect of actual fiscal 2016 performance that vest on April 15, 2019

•

1,500 service-based restricted shares granted in March 2017 that vest on April 9, 2020

•

4,393 performance-based restricted shares granted following the conclusion of the end of fiscal 2017 in respect of actual fiscal 2017 performance that vest on April 9, 2020

Michelle M. Kelly

•

9,091 service-based restricted shares granted in March 2015 in connection with Ms. Kelly's promotion to President, Lilly Pulitzer that vest on April 15, 2019

•

4,400 performance-based restricted shares granted in March 2016 in respect of our actual fiscal 2015 performance that vested on April 16, 2018

•

1,268 service-based restricted shares granted in March 2016 that vest on April 15, 2019

•

2,013 performance-based restricted shares granted in March 2017 in respect of actual fiscal 2016 performance that vest on April 15, 2019

•

1,950 service-based restricted shares granted in March 2017 that vest on April 9, 2020

•

6,500 service-based restricted shares granted in March 2017 that vest on April 9, 2021

•

5,711 performance-based restricted shares granted following the conclusion of the end of fiscal 2017 in respect of actual fiscal 2017 performance that vest on April 9, 2020

Douglas B. Wood

•

5,673 performance-based restricted shares granted in March 2016 in respect of our actual fiscal 2015 performance that vested on April 16, 2018

•

10,000 service-based restricted shares granted in January 2016 in connection with Mr. Wood's promotion to Chief Executive Officer, Tommy Bahama that vest on January 31, 2020

•

1,950 service-based restricted shares granted in March 2016 that vest on April 15, 2019

•

3,094 performance-based restricted shares granted in March 2017 in respect of actual fiscal 2016 performance that vest on April 15, 2019

•

1,950 service-based restricted shares granted in March 2017 that vest on April 9, 2020

•

5,711 performance-based restricted shares granted following the conclusion of the end of fiscal 2017 in respect of actual fiscal 2017 performance that vest on April 9, 2020

(2)
The market value of stock awards reported is computed by multiplying the number of shares of stock that have not vested by $79.20, the per-share closing price of our common stock on February 2, 2018.

  Option Exercises and Stock Vested During Fiscal 2017

        The following table provides information concerning the vesting of restricted stock for each of our NEOs during fiscal 2017. The table reports the number of shares of stock that vested and the aggregate dollar value realized upon vesting of stock.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Thomas C. Chubb III	13,992	766,342
Thomas E. Campbell	5,421	296,908
K. Scott Grassmyer	5,421	296,908
Michelle M. Kelly	2,158	118,194
Douglas B. Wood	8,105	443,911

(1)
Reflects the vesting of (a) service-based restricted shares granted in March 2014 and (b) performance-based restricted shares granted in March 2015 in respect of our fiscal 2014 performance. The dollar amount is determined by multiplying (x) the number of shares of our common stock vested by (y) the per-share closing price of our common stock on April 17, 2017, the trading day immediately following the vesting date.

        There were no stock options exercised by any of our NEOs during fiscal 2017.

  Fiscal 2017 Non-Qualified Deferred Compensation

        The following table shows the activity under our Deferred Compensation Plan for each of our participating NEOs during fiscal 2017.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Thomas C. Chubb III	17,003	38,886	55,888	—	444,096
Thomas E. Campbell	16,803	9,483	26,286	(106,062)	780,143
K. Scott Grassmyer	12,751	9,483	22,234	—	428,915
Douglas B. Wood	123,549	18,914	142,463	—	2,456,489

(1)
The amounts reported in this column are also included in the "Salary" column or the "Non-Equity Incentive Plan Compensation" column for fiscal 2017 in the Summary Compensation Table above.

(2)
The amounts reported in this column are also included in the "All Other Compensation" column for fiscal 2017 in the Summary Compensation Table above.

(3)
Represent in-service distributions received in accordance with the terms of our Deferred Compensation Plan.

(4)
Reflects balances as of February 3, 2018.

(5)
The amounts reported in this column include amounts that are also reported as salary, non-equity incentive plan awards or all other compensation in the Summary Compensation Table above in fiscal 2017 and in prior years as follows:

Name	Amount Included in Both Non-Qualified Deferred Compensation Table and Summary Compensation Table ($)	Amount Included in Both Non-Qualified Deferred Compensation Table and Previously Reported in Prior Years' Summary Compensation Table ($)	Total Amounts Included in Both Non-Qualified Deferred Compensation Table and Current Year or Prior Years' Summary Compensation Table ($)
Thomas C. Chubb III	55,888	448,013	503,901
Thomas E. Campbell	26,286	364,625	390,911
K. Scott Grassmyer	22,234	184,695	206,929
Douglas B. Wood	142,463	133,816	276,279

        Under the Deferred Compensation Plan, participants may elect to have contributions during a given calendar year distributed as either:

  •
  in-service distributions starting at least two years following the year of the applicable contributions in a single sum or in annual installment payments over a period of up to five years; or

  •
  following a deemed retirement (which occurs when a participant reaches age 55 with at least five years of service) generally in a single sum or in annual installment payments over a period of up to 15 years.

        Distribution of account balances in a single sum is automatically made on termination for reasons other than a deemed retirement. Participants elect to invest their account balances among a variety of investment options in an array of asset classes, and earnings are based on the equivalent returns from the elected investment options. Accounts are 100% vested at all times.

Potential Payments on Termination or Change of Control

        All of our NEOs' outstanding equity awards provide for "double trigger" vesting, meaning that the awards require a change of control of our company and a termination of the individual's employment either by the individual for good reason or us or our acquiror without cause (which we refer to as a "change of control termination") to accelerate vesting.

        The following table summarizes the value of the shares of our common stock that would be realized by each NEO if a change of control termination had occurred on February 3, 2018:

Name	Equity Awards That Would Vest upon a Change of Control Termination (#)(1)(2)	Value Realized on Vesting Following a Change of Control Termination ($)(3)
Thomas C. Chubb III	40,239	3,186,929
Thomas E. Campbell	12,526	992,059
K. Scott Grassmyer	12,526	992,059
Michelle M. Kelly	30,933	2,449,894
Douglas B. Wood	28,378	2,247,538

(1)
For details on the outstanding equity awards that would vest upon a change of control termination, see Footnote 1 under "—Outstanding Equity Awards at Fiscal 2017 Year-End."

(2)
Pursuant to the terms of the fiscal 2017 program, if a change of control termination takes place where the change of control occurs prior to the end of fiscal 2017, the individual recipients would be entitled to receive the greater of (a) the number of shares of our common stock attributable to the recipient's target number of restricted shares pursuant to the program or (b) the actual number of restricted shares certified by our NC&G Committee as having been earned. As the number of restricted shares actually earned under the program is known at this time, the table includes the actual number of restricted shares certified by our NC&G Committee as having been earned.

(3)
The value is computed by multiplying the number of shares that would vest by $79.20, the per-share closing market price of our common stock on February 2, 2018.

        We did not have any other arrangement, policy or plan that would provide payments or benefits to any of our NEOs as a result of a termination of any kind, including following a change of control, other than benefits payable to salaried employees of our company on a non-discriminatory basis.

CEO Pay Ratio

        As a result of the recently adopted rules under the Dodd-Frank Act, beginning with this proxy statement, the SEC requires that we provide disclosure of the ratio of our Chief Executive Officer's annual total compensation to that of an identified median-paid employee. For purposes of this disclosure, we are required to identify our median-paid employee based upon our total workforce, without regard to location or full-time, part-time, temporary or seasonal status. To identify our median-paid employee, we used the following methodology, assumptions, adjustments and estimates:

  •
  we identified our median-paid employee as of December 31, 2017, which is within the last three months of fiscal 2017, as required by the pay ratio rule;

  •
  under the de minimis exception to the pay ratio rule, out of our total employee population of approximately 6,000 employees as of December 31, 2017, we excluded approximately 4% of our workforce, consisting of all employees in Hong Kong (91 employees), China (25 employees), Japan (57 employees) and Australia (66 employees);

  •
  we excluded 36 individuals who became our employees in December 2017 as a result of our acquisition of The Beaufort Bonnet Company;

  •
  we elected not to annualize the compensation paid to employees who were not employed for all of 2017 (e.g., new hires);

  •
  for all of the employees based in foreign jurisdictions who were included in our determination of the median-paid employee, we applied a foreign currency to U.S. dollar exchange rate based on the average daily rate during the 12 months ended December 31, 2017; and

  •
  we used gross earnings (or foreign equivalent amounts)—meaning total amounts paid before deductions or adjustments, including wages, overtime, bonuses and the value of any equity awards that vested during the 2017 calendar year—in determining the total compensation paid to our employees for purposes of identifying the median-paid employee.

        Using this methodology, we determined that the median-paid employee was a non-exempt, full-time employee located in the U.S. with an annual total compensation of $19,485 for fiscal 2017, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The annual total compensation for fiscal 2017 for our Chief Executive Officer was $2,838,570, as discussed below under "—Compensation Tables—Summary Compensation Table for Fiscal 2017." Based on this information, for fiscal 2017, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median-paid employee was 146 to 1. The pay ratio disclosure presented in this section is a reasonable estimate. Because the SEC's rules for identifying the median-paid employee and calculating the pay ratio allow companies to use different methodologies, assumptions, adjustments and estimates, our pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

NOMINATING, COMPENSATION & GOVERNANCE COMMITTEE REPORT

        The Nominating, Compensation & Governance Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Nominating, Compensation & Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Fiscal 2017 Annual Report on Form 10-K.

Respectfully submitted,

Clarence H. Smith, Chairman
Helen Ballard
Virginia A. Hepner
E. Jenner Wood III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Helen Ballard, Virginia A. Hepner, Clarence H. Smith, and E. Jenner Wood III served on our NC&G Committee during fiscal 2017. None of them are current officers or employees of our company or any of our subsidiaries; none of them are former officers of our company or any of our subsidiaries; and none of them had any relationship during fiscal 2017 requiring disclosure under any paragraph of Item 404 of Regulation S-K. In fiscal 2017, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Board or Executive Committee reviews all transactions that are disclosable under Item 404(a) of Regulation S-K. To help identify these related party transactions, our Legal Department maintains a list of companies and other persons with whom each director and executive officer has a potentially disclosable relationship and each director and executive officer annually completes a questionnaire that requires the disclosure of any transaction or relationship that the individual, or any member of his or her immediate family, has or will have with our company. Our Legal Department, with the assistance of other members of senior management, also reviews contemplated transactions to consider whether one of our directors or executive officers, or a company with which one of our directors or executive officers is affiliated, proposes to engage in a transaction that our Board should review. Our Board or Executive Committee will only approve related party transactions that are in, or not inconsistent with, the best interests of our company and our shareholders. In determining whether to approve or reject a related party transaction, our Board considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to our company.

        During fiscal 2017, there were no related party transactions requiring disclosure in this proxy statement.

AUDIT-RELATED MATTERS

Report of the Audit Committee

        The Audit Committee, which operates under a written charter adopted by the Board of Directors of Oxford Industries, Inc., is composed of independent directors and, among other things, oversees, on behalf of the Board of Directors, the Company's financial reporting process and system of internal control over financial reporting. The Audit Committee's charter is posted under the "Corporate Governance" link under the "Investor Relations" tab on the Company's Internet website at www.oxfordinc.com. The Audit Committee held four meetings during the Company's 2017 fiscal year.

        The Company's management is responsible for its financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting standards generally accepted in the United States. The Company's independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the Company's consolidated financial statements and providing an opinion as to their conformity with accounting standards generally accepted in the United States, as well as attesting and reporting on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to oversee these processes, as well as to appoint, retain, compensate, evaluate and, when necessary, terminate the Company's independent registered public accounting firm. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out its oversight responsibilities, the Audit Committee shall not be charged with, and is not providing, any expert or special assurance as to the Company's financial statements, or any professional certification as to Ernst & Young's work.

        In fulfilling its responsibilities, the Audit Committee has:

  •
  reviewed and discussed with management and Ernst & Young LLP the audited financial statements included in the Company's Fiscal 2017 Annual Report on Form 10-K and the reports of management and of Ernst & Young LLP on the effectiveness of the Company's internal control over financial reporting as of the end of fiscal 2017 contained therein;

  •
  discussed with Ernst & Young LLP the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by the AICPA professional standards, vol. 1 AU section 380, as adopted by the Public Company Oversight Board in Rule 3200, as subsequently superseded by Auditing Standard No. 1301 (Communications with Audit Committees), which include, among other items, matters related to the conduct of the audit of the fiscal 2017 financial statements;

  •
  received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Committee concerning independence, considered whether the independent auditors' provision of other non-audit services to the Company (which are set forth below under "—Fees Paid to Independent Registered Public Accounting Firm") is compatible with the auditors' independence, and discussed with Ernst & Young LLP its independence;

  •
  concluded that Ernst & Young LLP is independent from the Company and its management; and

  •
  based on the reviews and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company's Fiscal 2017 Annual Report on Form 10-K.

Respectfully Submitted,

Dennis M. Love, Chairman
Thomas C. Gallagher
John R. Holder
Clyde C. Tuggle

Fees Paid to Independent Registered Public Accounting Firm

        The following table summarizes certain fees that we paid in respect of each of fiscal 2017 and fiscal 2016 to Ernst & Young LLP, our independent registered public accounting firm, for professional services:

Fee Category	Fiscal 2017 ($)	Fiscal 2016 ($)	Description
Audit fees	1,708,316	1,503,713	Fees for the audit of our consolidated financial statements, including additional testing relating to newly acquired businesses; reviews of our consolidated quarterly financial statements included in Forms 10-Q filed with the SEC; statutory audits of subsidiaries; services related to assistance with implementation of new accounting rules and regulations, including those associated with the new revenue recognition standards; and services provided in connection with statutory and regulatory filings
Audit-related fees	1,985	192,570	Fees for audit-related services such as due diligence in connection with acquisitions; and compliance with rules and regulations applicable to accounting matters (with substantially all of the audit-related services in fiscal 2016 being associated with our Southern Tide acquisition)
Tax fees	71,846	71,599	Fees for tax compliance, planning and advisory services
All other fees	—	—	—

Total fees	1,782,147	1,767,882

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        Our Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Unless a service to be provided by our independent registered public accounting firm has received general pre-approval under the policy, it requires specific pre-approval by our Audit Committee or the chair of our Audit Committee before the commencement of the service. The pre-approval policy is detailed as to the particular services to be provided, and our Audit Committee is to be informed about each service provided.

        Specific pre-approval is required for significant recurring annual engagements, such as engagements for the required annual audit and quarterly reviews (including the audit of internal control over financial reporting) and statutory or employee benefit plan audits. Any individual engagement with an estimated cost of more than $75,000 must be specifically pre-approved before the commencement of the engagement, even if the service in question has received general pre-approval. In addition, further Audit Committee pre-approval is required if the aggregate fees for such engagements would exceed $200,000. At each Audit Committee meeting, the entire Audit Committee reviews services performed since the prior meeting pursuant to the general pre-approvals granted under the policy, as well as services, if any, pre-approved by the chair of our Audit Committee.

        The nature and dollar value of services performed under the general pre-approval guidelines are reviewed with our Audit Committee on at least an annual basis. All of the fees detailed above paid to Ernst & Young LLP for fiscal 2017 and fiscal 2016 were pre-approved (either specifically or pursuant to the general pre-approvals granted under the policy) by our Audit Committee.

COMMON STOCK OWNERSHIP BY MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Management

        The table below sets forth certain information as of April 20, 2018 regarding the beneficial ownership of shares of our common stock by our directors; the director nominee, Mr. Lanier; our NEOs; and our directors and executive officers as a group. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by them. The address for each individual in this table is c/o Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309.

	Beneficial Ownership of Common Stock
Name	Number of Shares(1)	Percent of Class(1)
Helen Ballard	9,682	*
Thomas E. Campbell	34,222	*
Thomas C. Chubb III	111,014	*
Thomas C. Gallagher	11,467	*
K. Scott Grassmyer	29,602	*
Virginia A. Hepner	3,099	*
John R. Holder	19,249	*
Michelle M. Kelly	34,838	*
Stephen S. Lanier(2)	134,762	*
Dennis M. Love	17,002	*
Clarence H. Smith	14,014	*
Clyde C. Tuggle	6,191	*
Douglas B. Wood	36,541	*
E. Jenner Wood III	14,614	*
All directors and executive officers as a group (14 persons)	349,780	2.07

*
Less than 1%

(1)
Calculations based on an aggregate of 16,937,267 shares of our common stock outstanding as of the close of business on April 20, 2018. The number of shares and percentage of the class beneficially owned includes unvested restricted shares for which the individual has ownership rights as of the close of business on April 20, 2018.

(2)
Consists of 71,646 shares held individually by Mr. Lanier, 29,187 shares held in trusts of which Mr. Lanier is the primary beneficiary, 33,069 shares held in custodial accounts for the benefit of Mr. Lanier's children and 860 shares held by Mr. Lanier's wife.

Certain Beneficial Owners

        The table below sets forth certain information, as of December 31, 2017, regarding the beneficial ownership of shares of our common stock by persons we believe beneficially hold more than 5% of our common stock based solely on a review of SEC filings made in respect of ownership during and after fiscal 2017.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares(1)		Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,130,191	(2)	12.6
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,476,346	(3)	8.7

(1)
Calculations based on an aggregate of 16,937,267 shares of our common stock outstanding as of the close of business on April 20, 2018.

(2)
The shares reported are held by BlackRock, Inc. in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act. As reported by BlackRock, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares. BlackRock reported sole voting power over 2,094,401 of the reported shares and sole dispositive power over all of the reported shares. This information was obtained from a Schedule 13G/A filed on January 23, 2018.

(3)
The shares reported are held by The Vanguard Group in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act. Vanguard reported sole voting power over 23,847 of the reported shares, shared voting power over 2,600 of the reported shares, sole dispositive power over 1,451,484 of the reported shares and shared dispositive power over 24,862 of the reported shares. This information was obtained from a Schedule 13G/A filed on February 9, 2018.

        Under the SEC's rules, a person may be deemed to beneficially own securities in which he or she has no pecuniary interest. The information set forth in the tables above shall not be construed as an admission that any such person is, for purposes of Section 13(d) or 13(g) of the Exchange Act or otherwise, the beneficial owner of any securities disclosed above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our officers and directors, and persons who beneficially own more than 10% of our common stock, file with the SEC certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership and changes in ownership of our equity securities. Due to the complexity of the SEC's reporting rules, our Legal Department undertakes to file such reports on behalf of our directors and executive officers and has instituted procedures to assist them with these obligations. Based on a review of our company's records and other information, we believe that all reports required by our directors and executive officers were filed on a timely basis in fiscal 2017.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information concerning our equity compensation plans as of February 3, 2018:

Plan Category	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders
Employee Stock Purchase Plan(2)	415,243
Long-Term Stock Incentive Plan	910,064
Equity compensation plans not approved by security holders	—
Total	1,325,307

(1)
As of February 3, 2018, we had no outstanding options, warrants or other rights with respect to shares of our common stock. Accordingly, information relating to the number and exercise price of outstanding options, warrants and rights is not included in this table.

(2)
The number of securities to be issued under our Employee Stock Purchase Plan is not determinable as of any date other than the last day of the applicable quarterly purchase period since the weighted average purchase price under the plan is not determinable as of any date other than the last day of the applicable quarterly purchase period.

PROPOSALS FOR SHAREHOLDER CONSIDERATION

Proposal No. 1: Election of Directors

  Board of Directors

        In accordance with our charter, our directors are divided into three classes that are as nearly equal in size as possible. Directors in each class are elected to three year terms, with director classes serving staggered terms. A director holds office until the annual meeting of shareholders held in the year during which the director's term ends and until his or her successor is elected and qualified.

  Bylaws Relating to Retirement

        Pursuant to our bylaws, an individual becomes ineligible for election or appointment as a director: (1) for any employee director (i.e., someone who concurrently serves as an employee of our company and as a member of our Board), other than an individual who has at any time served as our Chief Executive Officer, following the end of our fiscal year during which such individual reaches the age of 65; and (2) for any other individual, following the end of our fiscal year during which such individual reaches the age of 72.

  Director Nominees

        Our Board currently consists of three Class I directors (Messrs. Dennis M. Love, Clyde C. Tuggle and E. Jenner Wood III), three Class II directors (Messrs. Thomas C. Chubb III, John R. Holder, and Clarence H. Smith) and three Class III directors (Ms. Helen Ballard, Mr. Thomas C. Gallagher and Ms. Virginia A. Hepner).

        At our 2018 annual meeting, the terms of our Class II directors will expire. Accordingly, our Board, on the recommendation of our NC&G Committee, has unanimously nominated Mr. Thomas C. Chubb III, Mr. John R. Holder and Mr. Clarence H. Smith for election at our annual meeting as Class II directors, each to serve for a three year term expiring in 2021 and until his respective successor is elected and qualified.

        In addition, our Board amended our bylaws in March 2018 to increase the number of members on our Board from nine to 10 and, on the recommendation of our NC&G Committee, unanimously nominated Mr. Stephen S. Lanier for election at our annual meeting as a Class II director to fill the newly created vacancy and serve for a three year term expiring in 2021 and until his respective successor is elected and qualified.

        The terms of our Class III directors expire in 2019, and the terms of our Class I directors expire in 2020. Each of our Class III and Class I directors is expected to remain in office for the remainder of his or her respective current term.

  Required Vote

        In an uncontested election at an annual meeting of shareholders, our bylaws require that each director be elected by a majority of the votes cast with respect to such director (number of shares voted "for" a director must exceed the number of votes cast "against" that director). In accordance with our bylaws, in order for a shareholder to have nominated a director for consideration at the 2018 annual meeting, we must have received the nomination not later than the close of business on March 16, 2018. We have not received a shareholder nomination for a director for consideration at the 2018 annual meeting. Accordingly, the election of directors at the 2018 annual meeting is an uncontested election.

        Under Georgia law, if, in an uncontested election at the annual meeting, a nominee who is already serving as a director is not elected, the director would continue to serve on our Board as a "holdover director." Under our bylaws, any holdover director who fails to be elected by a majority of the votes cast with respect to such director in an uncontested election must offer to tender his or her resignation to our Board. Our Board, in consultation with any of its committees so designated, would then determine whether to accept or reject the resignation, or whether other action should be taken. Under our bylaws, our Board is required to act on the resignation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. Mr. Chubb, Mr. Holder and Mr. Smith are currently serving on our Board.

        If a nominee who was not already serving as a director is not elected at the annual meeting, that nominee would not become a director and would not serve on our Board as a "holdover director." Mr. Lanier is not currently serving as a director. If Mr. Lanier fails to be elected by a majority of the votes cast, he would not be elected to our Board and there will be a vacancy on our Board; in that event, our Board may: (1) immediately fill the additional vacancy; (2) allow the vacancy to remain open until a suitable candidate is located and elected to serve on our Board; or (3) amend our bylaws to reduce the number of directors serving on our Board.

        Abstentions and broker non-votes will have no effect on the vote for the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Each nominee has consented to serve if elected, and our Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If a nominee becomes unwilling or unable to serve prior to the annual meeting, then at the recommendation of our Board: (1) proxies will be voted for a substitute nominee selected by or at the direction of our Board; (2) the vacancy created by the inability or unwillingness of a nominee to serve will remain open until filled by our Board; or (3) our bylaws may be amended to reduce the number of directors serving on our Board.

  Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF MR. THOMAS C. CHUBB III, MR. JOHN R. HOLDER, MR. STEPHEN S. LANIER AND MR. CLARENCE H. SMITH AS A CLASS II DIRECTOR.

Proposal No. 2: Approval of Selection of Independent Registered Public Accounting Firm

  Independent Registered Public Accounting Firm

        At the recommendation of our Audit Committee, our Board has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2018. Ernst & Young LLP has served as our independent auditors since May 2002. As of the date of this proxy statement, we have engaged Ernst & Young LLP to review our financial statements for the first three quarters of fiscal 2018 but we have not formally engaged an independent registered public accounting firm to audit our financial statements for fiscal 2018.

        Our Board considers Ernst & Young LLP to be well qualified and recommends that our shareholders vote to approve their selection. Shareholder approval of the selection of our independent registered public accounting firm is not required by law; however, our Board considers the solicitation of shareholder approval to be in our company's and our shareholders' best interests. A representative of Ernst & Young LLP is expected to attend the annual meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders.

  Required Vote

        Approval of the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2018 requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. If at the annual meeting our shareholders do not approve the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018, our Board and Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for fiscal 2018 and/or future years.

  Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018.

Proposal No. 3: Advisory Vote to Approve Executive Compensation

  Executive Compensation

        We are asking shareholders to indicate their support for our named executive officer compensation practices, as described in this proxy statement. This "say-on-pay" proposal gives our shareholders the opportunity to express their views on our executive compensation practices. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

        As further described above under "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to maintain a strong link between pay and performance for compensation paid to our named executive officers; align our named executive officers' interests with those of our shareholders by creating a strong focus on stock ownership; and ensure that we are able to attract and retain talented individuals who can deliver excellent business performance.

  Proposed Resolution

        We are asking our shareholders to vote on the following resolution at the annual meeting:

          RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth herein.

  Required Vote

        Approval of the say-on-pay resolution requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Because broker non-votes are counted as present at the annual meeting for quorum purposes but are not counted as entitled to vote on this proposal, they will have no effect on the vote on the resolution approving executive compensation. Abstentions will have the same effect as a vote against this proposal.

        The vote on this say-on-pay proposal is advisory, and therefore the results of this proposal are not binding on our company, our NC&G Committee or our Board. The results of this proposal will not overrule any decision made by our Board or NC&G Committee. Our Board and our NC&G Committee value the input of our shareholders and to the extent there is any significant vote against this say-on-pay proposal, we will consider our shareholders' concerns and our NC&G Committee will evaluate whether any actions, in fiscal 2018 or in subsequent years, are necessary to address those concerns.

  Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RESOLUTION APPROVING EXECUTIVE COMPENSATION.

 ADDITIONAL INFORMATION

Annual Report on Form 10-K

        Our 2017 Annual Report on Form 10-K may be accessed through the date of the annual meeting by all shareholders at http://www.edocumentview.com/oxford, as well as under the "Investor Relations" tab of our Internet website at www.oxfordinc.com. We will also provide without charge, at the written request of any shareholder of record as of April 20, 2018, a hard copy of our 2017 Annual Report on Form 10-K, including the audited financial statements, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our Annual Report on Form 10-K should be mailed to our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309, Attention: Investor Relations.

Submission of Director Candidates by Shareholders

        Pursuant to our bylaws, to be timely, a director nomination by a shareholder must generally be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting; however, if the annual meeting of shareholders is advanced more than 30 days prior to or delayed more than 30 days after the first anniversary of the preceding year's annual meeting, a director nomination submitted by a shareholder to be timely must be delivered not later than the close of business on the later of (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which public announcement of the date of such annual meeting is first made. Any recommendation received by our Secretary will be promptly forwarded to the chair of our NC&G Committee for consideration. In order for a shareholder to nominate a director candidate for consideration at our 2019 annual meeting, we must receive notice of such nomination between February 20, 2019 and March 22, 2019 (inclusive) unless the date of our 2019 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after June 20, 2019. Any such nominations must comply with the other requirements for proper nominations pursuant to our bylaws.

        Our bylaws set out the specific requirements that a shareholder must satisfy in order to properly nominate a director candidate. Any shareholder filing a written notice of nomination for a director must describe various matters regarding the nominee and the shareholder, including, among other things, such information as name; address; occupation; shares, rights to acquire shares and other derivative securities held; and any relevant understandings or arrangements between the shareholder and affiliated parties, if any. A copy of the requirements for nominating a director candidate is available in print to any shareholder who so requests it. Requests for a copy of these requirements should be mailed to our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, GA 30309, Attention: Investor Relations.

        In addition to candidates submitted by shareholders, our NC&G Committee will also consider candidates recommended by directors, management, third party search firms and other credible sources. Candidates recommended by any of these sources will be equally evaluated and considered. Our NC&G Committee will compile a complete list of candidates recommended by any credible source and evaluate each candidate. Each candidate will be evaluated in the context of the current composition of our Board, the current needs of our Board and the long-term interests of our shareholders. In making its evaluation of possible director candidates, our NC&G Committee will consider, among other things, issues such as a candidate's independence, expertise, age, diversity, general business knowledge and experience, financial literacy, availability and commitment. After evaluating each candidate, our NC&G Committee will determine which candidates it will recommend to the full Board.

Shareholder Proposals

        Pursuant to our bylaws, in order for a shareholder proposal (other than a director nomination) to be considered at an annual meeting, the proposal must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting; however, if the annual meeting of shareholders is advanced more than 30 days prior to or delayed more than 30 days after the first anniversary of the preceding year's annual meeting, in order to be timely, a shareholder proposal must be delivered not later than the close of business on the later of (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which public announcement of the date of such annual meeting is first made. Accordingly, in order for a shareholder proposal (other than a director nomination) to be considered at our 2019 annual meeting, we must receive the proposal between February 20, 2019 and March 22, 2019 (inclusive) unless the date of our 2019 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after June 20, 2019.

        Our bylaws set out the specific requirements that a shareholder must satisfy in order to properly make a proposal for consideration by our shareholders at an annual meeting. Any shareholder submitting a proposal must describe various matters regarding the shareholder, including, among other things, such information as name; address; occupation; shares, rights to acquire shares and other derivative securities held; and any relevant understandings or arrangements between the shareholder and affiliated parties, if any. A copy of the requirements for submitting a shareholder proposal is available in print to any shareholder who so requests it. Requests for a copy of these requirements should be mailed to our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, GA 30309, Attention: Investor Relations.

        Our bylaws further contemplate that shareholders who wish to have a proposal included in our proxy statement may be permitted to do so in accordance with Rule 14a-8 under the Exchange Act provided the proposal is otherwise in accordance with such Rule 14a-8. In order for a proposal to be included pursuant to Rule 14a-8 in the proxy statement for our 2019 annual meeting, it must be submitted in writing by January 9, 2019 and comply with the requirements of Rule 14a-8.

Communications to our Board of Directors

        Mail can be addressed to our directors in care of the Office of the Secretary at our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309. At the direction of our Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to our directors at the next scheduled meeting of our Board. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to "Outside Directors," "Non-Management Directors" or the "Lead Director" will be forwarded or delivered to our lead director. Mail addressed to the "Board of Directors" will be delivered to our Chairman.

Proxy Solicitation

        We will bear the cost of solicitation of proxies by our Board in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock held in their names. Our employees may solicit proxies by mail, telephone, facsimile, electronic mail and personal interview. We have also engaged Okapi Partners to act as our proxy solicitor and have agreed to pay it $6,500 for the year, plus reasonable out-of-pocket expenses, for such services.

By Order of the Board of Directors

Thomas E. Campbell Executive Vice President-Law and Administration, General Counsel and Secretary

        Our Fiscal 2017 Annual Report on Form 10-K, which includes audited financial statements, is available over the Internet at http://www.edocumentview.com/oxford. Any shareholder may request a printed copy of the Fiscal 2017 Annual Report on Form 10-K by following the instructions in the Notice of Internet Availability.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT, on June 20, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/Oxford • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. + 1. Proposal to elect the four nominees listed below. If a nominee becomes unwilling or unable to serve, the Proxy will be voted for a substitute nominee or will not be voted, as recommended by the Board of Directors. For Against Abstain For Against Abstain For Against Abstain 01 - Thomas C. Chubb III 02 - John R. Holder 03 - Stephen S. Lanier 04 - Clarence H. Smith For Against Abstain ForAgainst Abstain 2. Proposal to approve the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2018. 3. Proposal to approve, on an advisory (non-binding) basis, a resolution approving the compensation of the Company’s named executive officers. The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the annual meeting, as recommended by the Board of Directors. Meeting Attendance Non-Voting Items Change of Address — Please print new address below. Mark box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date this proxy and sign exactly as your name or names appear. If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please sign in full corporate name by President or other authorized officer. If signing as a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 7 3 3 9 8 1 02UFCC MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Oxford Industries, Inc. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The executing shareholder(s) appoints THOMAS C. CHUBB III, THOMAS E. CAMPBELL and K. SCOTT GRASSMYER, and each of them, proxies, with full power of substitution, for and in the name of the executing shareholder(s), to vote all shares of the common stock of Oxford Industries, Inc. that the executing shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, June 20, 2018, at 2:00 p.m., local time, at The Peachtree Club, located at 999 Peachtree Street, N.E., 28th Floor, Atlanta, Georgia 30309, and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment or postponement thereof. Said persons are directed to vote as indicated on the reverse side, and otherwise in their discretion, as recommended by the Board of Directors, upon any other business. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES, AS RECOMMENDED BY THE BOARD OF DIRECTORS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO THE EXTENT PERMITTED UNDER APPLICABLE LAW. See reverse for voting instructions.